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                                                                   EXHIBIT 10.45


                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                               CAROLINE K. POWLEY

                                       AND

                        GRANITE BROADCASTING CORPORATION





                                   DATED AS OF

                                NOVEMBER 12, 1999


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                                TABLE OF CONTENTS

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1.                Definitions.....................................................................................1
   1.1            Defined Terms...................................................................................1
   1.2            Accounting Terms................................................................................1
   1.3            Other Definition Provisions.....................................................................1

2.                Purchase of Broadcasting Assets; Purchase Price.................................................1
   2.1            Purchase of Broadcasting Assets.................................................................1
   2.2            Consideration; Accounts Receivable; Allocation of Purchase Price................................2
      2.2.1       Purchase Price..................................................................................2
      2.2.2       Prorations......................................................................................2
      2.2.3       Manner of Determining Prorations................................................................3
      2.2.4       Payment of Purchase Price.......................................................................4
      2.2.5       Allocation of Purchase Price/Appraisal..........................................................5
   2.3            Accounts Receivable.............................................................................6
   2.4            Assumption of Obligations.......................................................................6
      2.4.1       Limitation on Obligations of Buyer..............................................................6
      2.4.2       Assumed Obligations.............................................................................7
      2.4.3       Substitution Where Not Transferable.............................................................7

3.                FCC and Related Matters.........................................................................8
   3.1            Grant of License................................................................................8
   3.2            Application and Request.........................................................................8
   3.3            Final Order.....................................................................................9
   3.4            Local Ownership Rules..........................................................................10

4.                Representations and Warranties Relating to WNGS and Seller.....................................10
   4.1            Organization and Standing......................................................................10
   4.2            Authorization and Binding Obligations..........................................................11
   4.3            No Contravention; Consents.....................................................................11
      4.3.1       No Contravention...............................................................................11
      4.3.2       Consent........................................................................................11
   4.4            Year 2000......................................................................................11
   4.5            Title to Assets................................................................................12
      4.5.1       Real Property..................................................................................12
      4.5.2       Personal Property..............................................................................12
      4.5.3       Assets Sufficient..............................................................................12
      4.5.4       Condemnation...................................................................................12
      4.5.5       Permits........................................................................................13
      4.5.6       Access.........................................................................................13
   4.6            Condition of Assets............................................................................13
   4.7            Licenses and Authorizations....................................................................13
      4.7.1       Licenses.......................................................................................13
      4.7.2       Pending Applications...........................................................................13
      4.7.3       Authorizations.................................................................................14
   4.8            Contracts......................................................................................14
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   4.9            Franchises, Trademarks and Trade Names.........................................................15
   4.10           ERISA..........................................................................................15
   4.11           Liabilities....................................................................................16
   4.12           Litigation; Violations.........................................................................16
      4.12.1      Litigation.....................................................................................16
      4.12.2      Violations.....................................................................................16
   4.13           DTV............................................................................................16
   4.14           Reports........................................................................................17
   4.15           No Misleading Statements.......................................................................17
   4.16           Affiliated and Recent Transactions.............................................................17
   4.17           Taxes..........................................................................................17
      4.17.1      Filing of Tax Returns..........................................................................17
      4.17.2      Payment of Taxes...............................................................................17
      4.17.3      Audits.........................................................................................18
      4.17.4      Sole Proprietorship............................................................................18
   4.18           Environmental Matters..........................................................................18
      4.18.1      USTs...........................................................................................18
      4.18.2      Studies; Investigations........................................................................18
      4.18.3      Relevant Property..............................................................................18
   4.19           Labor..........................................................................................19
      4.19.1      Labor Problems.................................................................................19
      4.19.2      Employees and Compensation.....................................................................19
   4.20           Cable Carriage.................................................................................19
   4.21           Insurance......................................................................................20

5.                Representations and Warranties of Buyer........................................................20
   5.1            Organization and Standing......................................................................20
   5.2            Authorization and Binding Obligations..........................................................21
   5.3            No Contravention...............................................................................21
   5.4            Litigation.....................................................................................21
   5.5            No Misleading Statements.......................................................................21

6.                Conduct Pending Closing........................................................................22
   6.1            Seller's Covenants.............................................................................22
      6.1.1       Conduct of Business............................................................................22
      6.1.2       Assets.........................................................................................22
      6.1.3       Employee Compensation and Benefits.............................................................22
      6.1.4       Organization, Etc..............................................................................22
      6.1.5       Insurance......................................................................................22
      6.1.6       Transfer of Broadcasting Assets................................................................23
      6.1.7       [RESERVED].....................................................................................23
      6.1.8       Litigation.....................................................................................23
      6.1.9       Agreements.....................................................................................23
      6.1.10      Consents and Approvals.........................................................................23
      6.1.11      Licenses.......................................................................................24
      6.1.12      Offers to Purchase.............................................................................24
      6.1.13      No Breach of Representations and Warranties....................................................24
      6.1.14      Employee Notification Requirements.............................................................24
      6.1.15      Compliance with Laws...........................................................................24
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      6.1.16      [RESERVED].....................................................................................24
      6.1.17      No Violations..................................................................................24
      6.1.18      Access and Information.........................................................................25
      6.1.19      Delivery of Supplement.........................................................................25
      6.1.20      Film Contracts.................................................................................25
      6.1.21      Satisfaction of Funded Debt and Pre-Closing Liabilities;
                  Removal of Encumbrances........................................................................25
   6.2            Buyer's Covenants..............................................................................26
      6.2.1       Organization, Etc..............................................................................26
      6.2.2       Litigation.....................................................................................26
      6.2.3       No Breach of Representations and Warranties....................................................26
      6.2.4       No Violations..................................................................................26
   6.3            [RESERVED].....................................................................................26
   6.4            Due Diligence..................................................................................26

7.                Conditions Precedent to the Obligations of the Parties.........................................27
   7.1            Conditions Precedent to the Obligation of Buyer................................................27
      7.1.1       FCC............................................................................................27
      7.1.2       Accuracy of Representations and Warranties.....................................................27
      7.1.3       Compliance with Agreement......................................................................27
      7.1.4       No Obstructive Proceeding......................................................................27
      7.1.5       No Changes.....................................................................................28
      7.1.6       Consents.......................................................................................28
      7.1.7       Officers' Certificates.........................................................................29
      7.1.8       Opinion of Counsel.............................................................................29
      7.1.9       Certifications.................................................................................29
      7.1.10      HSRA Waiting Period............................................................................29
      7.1.11      Copies of Documents............................................................................29
      7.1.12      Analog Authorization...........................................................................29
      7.1.13      Proceedings....................................................................................29
      7.1.14      Delivery of Instruments of Conveyance and Transfer.............................................30
      7.1.15      Tower Space Lease..............................................................................30
   7.2            Conditions to Obligations of Seller............................................................30
      7.2.1       FCC Consent....................................................................................30
      7.2.2       Accuracy of Representations and Warranties.....................................................30
      7.2.3       Compliance with Agreement......................................................................30
      7.2.4       No Obstructive Proceeding......................................................................30
      7.2.5       Proceedings....................................................................................31
      7.2.6       Opinion of Counsel.............................................................................31
      7.2.7       HSRA Waiting Period............................................................................31
      7.2.8       Officer's Certificate..........................................................................31

8.                Instruments of Conveyance and Transfer.........................................................31

9.                [RESERVED].....................................................................................32

10.               Employees......................................................................................32
   10.1           [RESERVED].....................................................................................32
   10.2           Continued Employment; Prorations...............................................................32
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      10.2.1      Right to Continue Employment...................................................................32
      10.2.2      Cooperation....................................................................................32
      10.2.3      Accrued Compensation...........................................................................32
   10.3           No Liability for Employee Plans................................................................33

11.               Risk of Loss; Casualty or Condemnation.........................................................33
   11.1           Risk of Loss...................................................................................33
   11.2           Casualty.......................................................................................33
   11.3           Repair Parameters..............................................................................34
   11.4           Failure of Broadcast Transmission..............................................................34

12.               Books and Records..............................................................................34

13.               Possession and Control of WNGS.................................................................35

14.               Brokers........................................................................................35

15.               Survival; Indemnification......................................................................35
   15.1           Survival.......................................................................................35
   15.2           Seller's Indemnification.......................................................................36
      15.2.1      Generally......................................................................................36
      15.2.2      Limitations....................................................................................36
   15.3           Buyer's Indemnification........................................................................37
      15.3.1      Generally......................................................................................37
      15.3.2      Taxes..........................................................................................37
   15.4           Seller's Satisfaction of Retained Liabilities..................................................37
   15.5           Limitations....................................................................................37
   15.6           Method of Asserting Claim......................................................................37
      15.6.1      Third Party Claims.............................................................................37
      15.6.2      Indemnification Claims by the Parties..........................................................39
   15.7           Indemnitor's Obligations.......................................................................41
   15.8           Limitation on Liability........................................................................41
   15.9           Termination of Indemnification.................................................................41

16.               Hart-Scott-Rodino Filings......................................................................41

17.               [RESERVED].....................................................................................41

18.               Termination....................................................................................42
   18.1           Termination....................................................................................42
      18.1.1      Buyer..........................................................................................42
      18.1.2      Seller.........................................................................................42
      18.1.3      Mutual Consent.................................................................................42
      18.1.4      By Seller Upon Breach..........................................................................42
      18.1.5      By Buyer Upon Breach...........................................................................42
      18.1.6      Seller or Buyer................................................................................42
      18.1.7      Other..........................................................................................42
   18.2           Effects of Termination.........................................................................42
      18.2.1      Survival.......................................................................................42
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      18.2.2      Event of Termination...........................................................................43
      18.2.3      Instructions to Escrow Agent...................................................................43

19.               Security Deposit...............................................................................43

20.               Covenant Against Competition; Confidentiality..................................................43
   20.1           Non-Competition................................................................................43
   20.2           Seller's Confidentiality.......................................................................44
   20.3           Buyer Confidentiality..........................................................................44

21.               Miscellaneous..................................................................................45
   21.1           Grace Period...................................................................................45
      21.1.1      Default Grace Period...........................................................................45
      21.1.2      FinalOrder Grace Period........................................................................45
   21.2           Costs, Expenses, Etc...........................................................................45
   21.3           Further Assurances.............................................................................45
   21.4           Notice of Proceedings..........................................................................46
   21.5           Bulk Sales Law.................................................................................46
   21.6           Notices........................................................................................46
   21.7           Headings and Entire Agreement; Amendment.......................................................47
   21.8           Waiver.........................................................................................47
   21.9           Binding Effect and Assignment..................................................................47
   21.10          Counterparts...................................................................................48
   21.11          Exhibits, Schedules and Attachments............................................................48
   21.12          Rights Cumulative..............................................................................48
   21.13          Governing Law..................................................................................48
   21.14          Severability...................................................................................48
   21.15          Third Party Rights.............................................................................48
   21.16          Press Releases.................................................................................48
   21.17          Specific Performance...........................................................................49
   21.18          Right to Payments..............................................................................49
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                                    EXHIBITS

Exhibit A                -     Form of Deposit Escrow Agreement
Exhibit B                -     Form of Tower Lease
Exhibit C                -     Form of Proration Statement
Exhibit D                -     Form of Opinion of Counsel to Seller
Exhibit E                -     Form of Opinion of Buyer's Counsel


                                    SCHEDULES

Schedule 1-A             -     Owned and Leased Real Property of WNGS
Schedule 1-B             -     Owned and Leased Tangible Personal Property of WNGS
Schedule 1-C             -     Network Affiliation Agreements and Other Contracts of WNGS
Schedule 1-D             -     Licenses, Permits and Authorizations of WNGS
Schedule 1-E             -     Franchises, Trademarks, Copyrights, etc. of WNGS
Schedule 1-F             -     Excluded WNGS Assets; Excluded Contracts
Schedule 4.1             -     Broadcasting Assets Not Owned by Sellers
Schedule 4.3.2           -     Consents
Schedule 4.5.1           -     Real Estate Encumbrances
Schedule 4.5.2           -     Personal Property Encumbrances
Schedule 4.5.3           -     Sufficiency of Assets
Schedule 4.10            -     WNGS Benefit Plans
Schedule 4.11            -     Liabilities
Schedule 4.12            -     Schedule of Litigation and Claims
Schedule 4.16            -     Affiliated Transactions
Schedule 4.17            -     Taxes
Schedule 4.18            -     Environmental Disclosures
Schedule 4.19            -     Employee Matters
Schedule 4.19.2          -     Employees and Compensation
Schedule 4.20            -     Cable Carriage
Schedule 4.21            -     Insurance
Schedule 5.4             -     Litigation
Schedule 6.1.21          -     Unsatisfied Liabilities
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                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT, dated as of November 12, 1999, between GRANITE BROADCASTING CORPORATION, a Delaware corporation ("Buyer"), and CAROLINE K. POWLEY ("Seller").

                                   WITNESSETH:

     WHEREAS, Seller owns and operates, under license from the Federal Communications Commission (the "FCC"), television station WNGS, Channel 67, Buffalo, New York and its auxiliary facilities ("WNGS"), including all of the Broadcasting Assets (as hereinafter defined);

     WHEREAS, Buyer desires to purchase all of the Broadcasting Assets from Seller and to obtain from Seller assignment of all WNGS Licenses (as hereinafter defined), and Seller desires to sell all of the Broadcasting Assets to Buyer and to assign to Buyer all WNGS Licenses;

     WHEREAS, concurrently with the execution of this Agreement, Buyer is depositing in escrow a cash security deposit in the amount of $2,000,000 (the "Deposit"), which escrow shall be governed by the terms and conditions of this Agreement and the Deposit Escrow Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. DEFINITIONS.

         1.1. DEFINED TERMS. As used herein, the capitalized terms not otherwise defined herein have the meanings set forth on APPENDIX A hereto.

         1.2. ACCOUNTING TERMS. All terms of an accounting nature not specifically defined herein shall have the respective meanings given to them under GAAP.

         1.3. OTHER DEFINITION PROVISIONS. The masculine form of words includes the feminine and the neuter and vice versa, and, unless the context otherwise requires, the singular form of words includes the plural and vice versa. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular section or subsection.

     2. PURCHASE OF BROADCASTING ASSETS; PURCHASE PRICE.

         2.1. PURCHASE OF BROADCASTING ASSETS. Subject to the terms upon satisfaction of the conditions contained in this Agreement, at the Closing: (i) Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, the


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Broadcasting Assets; (ii) Seller shall assign and deliver to Buyer, and Buyer shall accept assignment from Seller of, the WNGS Licenses; and (iii) Seller shall transfer and deliver to Buyer, and Buyer shall assume, the Assumed Obligations.

         2.2. CONSIDERATION; ACCOUNTS RECEIVABLE; ALLOCATION OF PURCHASE PRICE.

              2.2.1. PURCHASE PRICE. For and in full consideration of the assignments, conveyances, and transfers described herein, at the Closing, Buyer shall: (i) pay to Seller the sum of Twenty Three Million Dollars ($23,000,000.00) (the "Base Purchase Price"), subject to adjustment as provided in Section 2.2.2 and 2.2.3 (as so adjusted the "Purchase Price"); and (ii) assume the Assumed Obligations in accordance with Section 2.4 hereof.

              2.2.2. PRORATIONS. The Purchase Price shall be increased or decreased as required to effectuate the proration of expenses relating to the operation of WNGS. All expenses arising solely from the operations of WNGS and incurred by WNGS, including business and license fees, utility charges, real and personal property taxes and assessments levied against the Broadcasting Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, employee compensation (including wages and salaries, accrued sick leave, severance pay and personal days) and similar prepaid and deferred items, shall be prorated between Seller and Buyer in accordance with the principle that Seller shall be responsible for all expenses, costs and liabilities allocable to the operations of WNGS for the period prior to and including the Effective Time, and Buyer shall be responsible for all expenses, costs and obligations allocable to the operations of WNGS for the period after the Effective Time as determined in accordance with Section 2.2.3 below, subject to the following:

                   (a) There shall be no adjustment for, and Seller shall be solely liable with respect to, Liabilities and obligations under any Contracts listed on SCHEDULE 1-F or under any WNGS Employee Plans.

                   (b) Payments due under film or programming license agreements for the month in which the Closing occurs shall be prorated based on the number of days in such month on or before the Effective Time and the number of days in such month after and including the Effective Time.

                   (c) There shall be no adjustment for any difference between the value of the goods or services to be received by Seller as of the Effective Time under trade or barter agreements relating to WNGS and the value of any advertising time



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remaining to be run by Seller as of the Effective Time under trade or barter agreements relating to WNGS ("Trade Agreements"); PROVIDED, HOWEVER, that this provision shall not apply to barter arrangements that do not arise under programming Contracts or which pertain to goods or services to be retained by Seller or her Affiliates after the Effective Date, which shall be prorated.

                   (d) Seller shall be responsible for (i) any overdue amounts under film or programming license agreements to the extent relating to periods prior to the Closing, and (ii) any payments that contractually have been deferred but for which Seller or WNGS have already received the benefit of the asset to which they relate prior to Closing.

              2.2.3. MANNER OF DETERMINING PRORATIONS. The Purchase Price, taking into account the adjustments and prorations outlined in Section 2.2.2, shall be determined in accordance with the following procedures:

                   (a) PRORATED OBLIGATIONS. Seller shall, no later than five
(5) business days prior to the Closing Date, prepare a document (the "Proration Statement"), a copy of the form of which is attached as EXHIBIT C, listing by item, all of the expenses, costs, obligations and other Liabilities of WNGS of the type identified in Section 2.2.2 that are attributable solely to the operations of WNGS, either in whole or in part, during the period after the Effective Time but either payable in advance prior to the Effective Time or in arrears after the Effective Time ("Prorated Obligations"). For each Prorated Obligation, there shall be listed (i) the amount of such Prorated Obligation incurred by WNGS or attributable to operations of WNGS on or prior to the Effective Time ("Pre-Closing Incurred Obligations") and (ii) the actual amount paid by Seller with respect to such Prorated Obligation on or prior to the Effective Time ("Pre-Closing Paid Obligations"). Notwithstanding anything to the contrary contained herein, Prorated Obligations shall be expressly limited to those items listed on EXHIBIT C and amounts listed on the Proration Statement, with any obligations in excess of such amounts being Retained Liabilities.

                   (b) CLOSING ADJUSTMENT. The Base Purchase Price paid to Seller shall be adjusted on an estimated basis in accordance with Section 2.2.3(a) at Closing (with a final adjustment to be completed in accordance with Section 2.2.3(c) below): (i) upward dollar-for-dollar by the amount, if any, by which Pre-Closing Paid Obligations exceed Pre-



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Closing Incurred Obligations; or (ii) downward dollar-for-dollar by the amount, if any, by which, Pre-Closing Incurred Obligations exceed Pre-Closing Paid Obligations.

                   (c) POST-CLOSING ADJUSTMENT.

                        (i) As promptly as possible after the Closing, but in any event not later than forty-five (45) days after the Closing Date, Buyer shall deliver to Seller a statement setting forth Buyer's determination of the Purchase Price and the calculation thereof pursuant to Section 2.2.3(b). Buyer's statement shall contain all information reasonably necessary to determine the adjustments to the Purchase Price under Section 2.2.3(b), and such other information as may be reasonably requested by Seller. If Seller disputes the amount of the Purchase Price determined by Buyer, Seller shall deliver to Buyer within thirty (30) days after its receipt of Buyer's statement a statement setting forth Seller's determination of the amount of the Purchase Price. If Seller notifies Buyer of its acceptance of Buyer's statement, or if Seller fails to deliver its statement within the thirty-day period specified in the preceding sentence, Buyer's determination of the Purchase Price shall be conclusive and binding on the parties as of the last day of the thirty-day period.

                        (ii) Buyer and Seller shall use good faith efforts to resolve any dispute involving the determination of the Purchase Price. If the parties are unable to resolve the dispute within thirty (30) days following the delivery of Seller's statement pursuant to Section 2.2.3(c)(i), Buyer and Seller shall jointly designate an independent public accounting firm of national stature that has not been employed by any party hereto for the two years preceding the date of such designation, who shall be knowledgeable and experienced in the operation of television broadcasting stations, to resolve the dispute. This accounting firm's resolution of the dispute shall be final and binding on the parties, and a judgment may be entered thereon in any court of competent jurisdiction. Any fees of this firm shall be split equally between Buyer and Seller.

              2.2.4. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:

                   (a) PAYMENT OF ESTIMATED PURCHASE PRICE AT CLOSING. The Base Purchase Price, adjusted by the estimated Closing adjustments pursuant to
Section 2.2.3(b), is referred to as the "Estimated Purchase Price," and shall be paid to Seller by wire transfer,



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pursuant to wire transfer instructions delivered by Seller to Buyer at least 3 business days prior to the Closing, in immediately available funds, as follows:

                        (i) FROM BUYER. Buyer shall pay Seller the Estimated Purchase Price, less the Deposit Amount.

                        (ii) FROM THE DEPOSIT ESCROW AGENT. The Deposit Escrow Agent shall pay Seller the Deposit Amount.

                   (b) PAYMENTS TO REFLECT POST-CLOSING ADJUSTMENTS.

                        (i) If the Purchase Price as finally determined pursuant to Section 2.2.3(c) exceeds the Estimated Purchase Price, Buyer shall pay to Seller, in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section 2.2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                        (ii) If the Purchase Price as finally determined pursuant to Section 2.2.3(c) is less than the Estimated Purchase Price, Seller shall pay to Buyer, in immediately available funds within five business days after the date on which the Purchase Price is determined pursuant to Section 2.2.3(c), the difference between the Purchase Price and the Estimated Purchase Price.

                   2.2.5. ALLOCATION OF PURCHASE PRICE/APPRAISAL. For the purpose of determining the value of the Broadcasting Assets for Tax purposes, if Buyer and Seller cannot reach a mutually acceptable agreement on allocation of the Purchase Price, Buyer shall have the right to cause an appraisal (the "Appraisal"), with expenses therefor to be borne by Buyer, of the Broadcasting Assets, by a nationally known appraisal firm as Buyer and Seller mutually designate, no later than twenty (20) days prior to the Closing Date. The Appraisal shall comply in all respects with the applicable requirements of
Section 1060 of the Code and the regulations promulgated thereunder. Buyer and Seller shall report the allocation of the Purchase Price consistently with the Appraisal, to the extent permitted by law, on Internal Revenue Service Form 8594, which both parties shall cooperate in preparing and which both parties will timely file with the Internal Revenue Service. If any taxing authority makes or proposes an allocation of the Purchase Price which differs materially from that contained in the Appraisal, Buyer and Seller shall each have the right, at such party's election and expense, to contest such taxing authority's determination.



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         2.3. ACCOUNTS RECEIVABLE. As of the Closing Date, Seller appoints
Buyer, as Seller's agent without compensation but without Liability except for willful misconduct, to collect the Accounts Receivable. Buyer shall account to Seller, and remit to Seller, the amounts collected during the period in respect of Accounts Receivable as follows: (i) on or before the twentieth (20th) day of the second complete calendar month after the Closing Date, pay the amounts collected up to the end of the previous month; and (ii) on or before the twentieth (20th) day of each succeeding month, remit the amounts collected during the month previous thereto. With each remittance, Buyer shall furnish a statement of the amounts collected and the Persons from whom such amounts were collected. Buyer shall, unless the remittance or an Accounts Receivable debtor specifies otherwise, apply all amounts it receives from or for the benefit of any Accounts Receivable debtor first to pay the oldest undisputed Accounts Receivable of such debtor before applying any of such amounts to pay any obligation of such debtor to Buyer arising during, or otherwise attributable to, the period after the Effective Time.

         Buyer's agency to collect the Accounts Receivable shall expire as of midnight on the 120th day following the Closing Date. Within fifteen (15) business days thereafter, Buyer shall remit to Agent the amounts collected from the Closing Date until the date thereof that remain in Buyer's possession. Upon expiration of the agency, Buyer shall turn over to Seller all documents and records evidencing the Accounts Receivable which were paid to Seller hereunder and which remain uncollected and Seller shall assume sole responsibility for collection of any remaining Accounts Receivable. Buyer shall use commercially reasonable collection efforts to collect the Accounts Receivable consistent with its practice for collection of Accounts Receivable, but shall not be required to institute any legal proceedings to collect the Accounts Receivable or to otherwise incur any cost or obligations in respect thereof other than in the ordinary course of business. Buyer shall remit all amounts collected during the period of Buyer's agency to collect the Accounts Receivable to Seller without any deductions for Taxes, agency, sales or other commissions, or employee related costs and expenses (collectively, "Receivables Expenses"), and Seller shall be responsible for, and shall indemnify Buyer against, all such Receivables Expenses.

         2.4. ASSUMPTION OF OBLIGATIONS.

              2.4.1. LIMITATION ON OBLIGATIONS OF BUYER. Except for Assumed Obligations, Buyer expressly does not, and shall not, assume or be deemed to have assumed, under this Agreement or by reason of any transactions contemplated hereunder, any Liabilities or obligations of WNGS, Seller or any of her Affiliates of any nature whatsoever (including any Retained Liabilities).

              2.4.2. ASSUMED OBLIGATIONS. Subject to the provisions of Section
2.4.3 below, the following obligations shall be the only obligations or other Liabilities of Seller or WNGS assumed by Buyer at Closing (collectively, the "Assumed Obligations"): (a) the obligations of Seller arising subsequent to, and relating solely to, the operations of WNGS after the Effective Time, under, (i) all Contracts included in the Broadcasting Assets and set forth on SCHEDULE 1-C in effect as of the date hereof, and (ii) all Contracts, amendments, renewals and other modifications thereof that are entered into by Seller in connection with WNGS between the date hereof and the Closing as expressly permitted by and subject to the terms of this Agreement; (b) any other Prorated Obligations which accrued prior to the Effective Time to the extent that the Purchase Price has been reduced therefor in accordance with Section 2.2 hereof; and (c) any other Prorated Obligations which accrue after the Effective Time. It is understood and agreed that Assumed Obligations shall not include trade or other accounts payable (other than barter obligations remaining on Trade Agreements listed on SCHEDULE 1-A), accrued payroll, employee sales commissions, payroll Taxes, or unemployment Taxes, that are not Prorated Obligations, any obligations relating to any funded or other indebtedness or under Employee Plans, collective bargaining agreements, or any other Retained Liabilities.

         2.4.3. SUBSTITUTION WHERE NOT TRANSFERABLE.

              (a) If any transfer or assignment by Seller to, or any assumption by Buyer of, any interest in, or Liability under, any Contract, requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained. Subject to subsection (b) below, to the extent any Contract may not be assigned to Buyer by reason of the absence of any such consent, Buyer shall not be required to assume any Assumed Obligations arising under such Contract.

              (b) If Seller shall be unable, or prior to the Closing, to obtain a consent necessary for the assignment of its title to, interest in and rights under any Contract to be assigned hereunder, then Seller and Buyer will cooperate to enter into any lawful and reasonable arrangement reasonably proposed by Buyer designed to provide Buyer with the economic claims, rights and benefits under any such Contract, including enforcement at the cost and for the account of Seller of such rights. To the extent, and only to the extent, Buyer is able to receive the economic claims, rights and benefits under any such Contract, Buyer shall be responsible for the Assumed Obligations, if any, arising under such Contract.

         3. FCC AND RELATED MATTERS.

              3.1. GRANT OF LICENSE. Seller shall take such action as is necessary to obtain a grant of the License Application. Seller shall pay all filing fees in connection with the License Application. Seller covenants to Buyer that within thirty (30) days from the date hereof, the FCC shall have granted the Modification Application and issued to Seller a construction permit to construct the facilities specified in the Modification Application ("Modification Authorization").

          3.2. APPLICATION AND REQUEST. On or prior to November 16, 1999, Buyer and Seller shall file with the FCC complete and accurate applications requesting the consent of the FCC to the assignment of the WNGS Licenses from Seller to Buyer or its permitted assignee as contemplated herein (the "FCC Applications"). In addition, Seller shall cooperate with Buyer in the preparation and filing by Seller of an application to modify the Modification Authorization, to relocate the transmitter site to a location acceptable to Buyer in Colden, New York, with technical parameters acceptable to Buyer (including, but not limited to, a minimum transmitter power output of 5,000 kilowatts, a minimum height of antenna radiation center above average terrain of 415 meters and transmitting antenna beam tilt and other technical parameters equivalent to or greater than those specified in the Modification Application), and further timely amend such application at Buyer's request if necessary to obtain the Relocation Authorization (as so amended, the "Relocation Application"). Seller shall also cooperate with Buyer in the preparation and filing by Seller of an amendment to the Initial DTV Application, to authorize digital operation of WNGS on channel 46 at a transmitter power output, transmitting antenna height and other technical parameters equivalent to or greater than those specified in the Modification Application, and further amend such application at Buyer's request (as so amended the "DTV Application"). Such DTV Application shall request a signal contour that enables WNGS to provide a dipole-adjusted DTV signal contour equal to or greater than the Grade B signal contour proposed in the Modification Application. The Relocation Application shall be filed within 10 business days after FCC publication of notice of the grant of the Modification Application and the DTV Application shall be filed on or prior to November 30, 1999. Buyer and Seller shall each pay one half of all FCC filing fees in connection with the FCC Applications. Buyer shall pay all filing fees and other costs associated with the Relocation Application and the DTV Application. Buyer and Seller shall, with respect to the FCC Applications, the DTV Application and the Relocation Application, diligently take, or cooperate in the taking of, all necessary, desirable and proper actions, provide any additional information reasonably required or requested by the FCC, and otherwise use commercially reasonable efforts to prosecute the FCC Applications, the DTV Application and the Relocation Application, and to obtain promptly the requested approval by the FCC of the FCC Applications, the DTV Application and the Relocation Application. Buyer and Seller shall oppose any petitions to deny or other objections filed with respect to the FCC Applications, the DTV Application or the Relocation Application; PROVIDED, HOWEVER, that neither Buyer nor Seller shall have any obligation to participate in an evidentiary hearing on the FCC Applications, the DTV Application or the Relocation Application. If either Seller or Buyer is required by the FCC to participate in an evidentiary hearing on the FCC Applications, the DTV Application or the Relocation Application or, if the FCC Applications, the DTV Application or the Relocation Application are denied, either Seller (only with respect to the FCC Applications) or Buyer, at its option, by written notice of termination to the other party, may terminate this Agreement without liability on the part of such party other than liability for indemnification, if any, pursuant to Section 15 hereof; PROVIDED, HOWEVER, that the terminating party may not so terminate this Agreement if it or any of its Affiliates are in material default under any provision of this Agreement. At Buyer's option, Buyer and Seller shall appeal or otherwise seek review of any action of the FCC denying the FCC Applications, the DTV Application and the Relocation Application, by filing an appropriate request for appeal or review with the FCC or a court of competent jurisdiction, as the case may be. Buyer and Seller shall use reasonable commercial efforts to obtain all necessary local zoning and other approvals required to construct and operate the facilities specified in the Relocation Application and the DTV Application. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require any party hereto to make any payment to any Person who has filed a Competing Application or any Affiliate of such Person, regardless of whether such payment may enhance the chances of the FCC Consent being obtained.

              3.3. FINAL ORDER. The consummation of the transactions contemplated by this Agreement is conditioned upon: (a) the issuance by the FCC (including, for purposes hereof, the FCC staff acting under delegated authority) of an order or other action approving the (i) FCC Applications (the "FCC Consent"), and (ii) the Relocation Application (the "Relocation Consent"), and compliance by the parties hereto with the conditions imposed in said orders (provided that neither Buyer nor Seller shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a material adverse effect upon
WNGS); and (b) the FCC Consent and the Relocation Consent having become a Final Order; PROVIDED, HOWEVER, that condition (b) may be waived, in whole or in part, by written notice from Buyer to Seller at any time after an FCC Consent is obtained from the FCC.

              3.4. LOCAL OWNERSHIP RULES. The parties agree that Buyer's acquisition of WNGS complies with Section 73.3555(b)(2) of the FCC's rules, 47 C.F.R. Section 73.3555(b), which becomes effective on November 16, 1999. The parties acknowledge that one or more applications to assign FCC construction permits or licenses for other television stations in the Buffalo Designated Market Area may be filed with the FCC on November 16, 1999 ("Competing Applications"). The parties further acknowle that if the FCC decides to process any of the Competing Applications before the FCC Applications, the FCC may dismiss, deny or return the FCC Applications or otherwise grant priority to a Competing Application (each an "FCC Denial"). Notwithstanding any provision in this Agreement to the contrary, (a) an FCC Denial shall not be deemed to be a default under this Agreement by either party, and (b) either party shall have a right to terminate the Agreement upon the occurrence of an FCC Denial.

         4. REPRESENTATIONS AND WARRANTIES RELATING TO WNGS AND SELLER. Seller represents and warrants to Buyer that, as of the date hereof:

              4.1. ORGANIZATION AND STANDING. Seller has full power and authority to own, lease and use the Broadcasting Assets and to conduct the business and operations of WNGS as now being conducted and proposed to be conducted under existing agreements and to perform the obligations required to be performed by her hereunder and to consummate the transactions contemplated hereby. None of the Broadcasting Assets are held by, and none of the business or operations of WNGS are or have ever been conducted through, any corporation or Person other than Seller, except as set forth on SCHEDULE 4.1 hereto (which Schedule lists the names of any such corporation or Person). Seller shall acquire title to all of the Broadcasting Assets, including the assets listed on
SCHEDULE 4.1 hereto, prior to Closing.

              4.2. AUTHORIZATION AND BINDING OBLIGATIONS. This Agreement and the agreements, exhibits and other documents to be executed and delivered by Seller pursuant hereto or in connection herewith have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Seller, and constitute valid and binding agreements of Seller enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

              4.3. NO CONTRAVENTION; CONSENTS.

                   4.3.1. NO CONTRAVENTION. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) result in the breach of any of the terms of, constitute a default under, conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any agreement, arrangement, license, permit or other instrument to which Seller or WNGS is a party or by which Seller, WNGS or any of their property is bound or affected, or result in the creation of any Encumbrance upon any of the assets of Seller or WNGS, including any of the Broadcasting Assets or the WNGS Licenses; (b) violate, result in the breach of, or conflict with, any laws, regulations, orders, writs, ordinances, injunctions, decrees, rules, or judgments applicable to Seller, WNGS or any of their assets, including the Communications Act.

                   4.3.2. CONSENT. Except as set forth in SCHEDULE 4.3.2, no consent, waiver, authorization or approval from, or filing of any notice or report with, any Governmental Authority or other Person is necessary in connection with the execution, delivery or performance by Seller of this Agreement or any of the documents or transactions contemplated hereby (with or without the giving of notice, the lapse of time or both).

         4.4. YEAR 2000. Seller is using all reasonable efforts to assure that all material computer software used by WNGS in its business as currently conducted and other applicable material technology used by WNGS in its business as currently conducted will be able to operate consistently after December 31, 1999 to accurately process, provide and receive date data (including calculating, comparing and sequencing) from, into and between the Twentieth and Twenty-First Centuries, including the years 1999 and 2000 and make leap-year calculations. Seller believes that it is using all reasonable efforts to assure that the Year 2000 date change will not adversely affect the systems and facilities that support the operation of WNGS and its business as currently conducted, except as could not reasonably be expected to have a Material Adverse Effect on WNGS.

         4.5. TITLE TO ASSETS.

              4.5.1. REAL PROPERTY.

                   (a) Seller has good and marketable fee simple or leasehold title to all of the real property Used in the operation of WNGS, free and clear of all Encumbrances, except for and subject only to: (i) liens for real estate and other taxes not yet due and payable; and (ii) those matters set forth in
SCHEDULE 4.5.1, including the leases listed thereon, none of which is violated by existing structures or their use and none of which materially impairs or pursuant to its terms would materially impair the present operations of WNGS or the present use of such property.

                   (b) SCHEDULE 1-A sets forth and accurately describes: (i) all real estate Used in the operation of WNGS; and (ii) the nature of the right, title or interest Seller has in such real estate. There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of such real property or any assignments or sublets thereunder other than as set forth on SCHEDULE 1-A.

              4.5.2. PERSONAL PROPERTY. Seller has good and marketable title to all tangible personal property included in the Broadcasting Assets, in each case free and clear of all Encumbrances, except for and subject only to: (a) liens for taxes not yet due or payable; and (b) the liens set forth in SCHEDULE 4.5.2.

              4.5.3. ASSETS SUFFICIENT. Except as set forth on SCHEDULE 4.5.3, the Broadcasting Assets include all assets that are Used in, and/or necessary to conduct the business and operations of WNGS as presently conducted.

              4.5.4. CONDEMNATION. There is no pending, or to the best of Seller's knowledge, threatened, condemnation or eminent domain proceeding affecting any portion of the Tower Property.

              4.5.5. PERMITS. Seller possesses all licenses, permits, authorizations, approvals, non-residential use permits and all other approvals necessary for the current use and operation of the Tower.

              4.5.6. ACCESS. All means of access to the Tower: (a) are permanent and no special access or other permits from the applicable Governmental Authorities are required to operate and maintain such means of access; and (b) are obtained from public streets, sidewalks, alleys or other public space without the need for easements, rights-of-way, or licenses, or across lands or premises not owned by Seller.

         4.6. CONDITION OF ASSETS. The Broadcasting Assets and the Tower are in Seller's possession and in good operating condition and repair, ordinary wear and tear excepted and are suitable for the uses and purposes for which they are being used or intended. To the best of Seller's knowledge, the broadcasting transmission tower(s) used by WNGS (the "Tower") is properly anchored and secured, is structurally sound and is in conformance in all respects with generally accepted engineering standards of the television broadcasting industry applicable to transmission towers and all applicable laws (including zoning, land use and FAA marking and lighting requirements).

         4.7. LICENSES AND AUTHORIZATIONS.

              4.7.1. LICENSES. SCHEDULE 1-D hereto contains a true and complete list of all WNGS Licenses, and all other licenses, permits and authorizations issued under federal (including the Communications Act), state or local law of Seller or WNGS. Seller is the authorized and legal holder of all of the foregoing.

              4.7.2. PENDING APPLICATIONS.

                   (a) Seller has pending before the FCC an application for a license to cover the construction permit for WNGS's operations (FCC File No. BLCT-970303KE) (the "License Application"). Seller presently is validly operating WNGS pursuant to program test authority pending FCC action on the License Application. The License Application complies in all material respects with the Communications Act and Seller has no reason to believe, after due inquiry (including but not limited to consultation with FCC counsel and engineering consultants) that the License Application will not be granted by the FCC within sixty (60) days from the date hereof.

                   (b) Seller has pending before the FCC an application for a construction permit to modify the facilities of WNGS filed on April 7, 1998, and amended on May 8, 1998 and February 18, 1999 (FCC File No. BPCT-980407KF) (the "Modification Application"). The Modification Application complies in all material respects with the Communications Act and Seller has no reason to believe, after due inquiry (including but not limited to consultation with FCC counsel and engineering consultants) that the Modification Application, the Relocation Application and the DTV Application will not be granted in the ordinary course by the FCC.

              4.7.3. AUTHORIZATIONS. The WNGS Licenses and all other items identified in Section 4.7.1 were (and upon the grant of the License Application, the License issued pursuant thereto shall be) validly issued, are (and upon the grant of the License Application, the License issued pursuant thereto shall be) valid and in full force and effect, and have been (and upon the grant of the License Application, the License issued pursuant thereto shall be) complied with in all material respects. No FCC investigation, notice of investigation, notice of apparent liability, order of forfeiture, violation, notice of apparent violation, order, complaint, action or other proceeding is (and upon the issuance of the License Application, shall be) pending or, to the knowledge of Seller, threatened before the FCC or any other Governmental Authority to revoke, refuse to renew or modify such FCC licenses or other authorizations or which could in any manner threaten or adversely affect the WNGS Licenses or WNGS's operations as presently conducted or which otherwise relate to WNGS. No event has occurred (and upon issuance of the License Application, no event shall have occurred) that permits, or after notice or lapse of time would permit, the revocation or termination of the WNGS Licenses or such other authorizations or the imposition of any restriction thereon of such a nature as may materially limit the business or operations of WNGS as now conducted. Seller has no reason to believe that the WNGS Licenses will not be renewed in the ordinary course.

         4.8. CONTRACTS. SCHEDULES 1-C, 1-F AND 4.10 hereto, contain a true and complete list of all contracts, leases, national and local advertising representation agreements, employment agreements, programming contracts and other agreements and commitments of every nature as of the date hereof, written or otherwise, constituting part of the Broadcasting Assets or otherwise relating to WNGS (collectively the "Contracts"). Neither Seller, WNGS, nor, to the best of the knowledge of Seller, any other party to the Contracts, is now, or shall be as of the Closing, in material default under any of the Contracts, and no event, occurrence or condition exists which with the giving of notice, lapse of time, or both, or the happening of any further event or condition, would become a material default thereunder. Neither Seller nor WNGS has released or waived (by action or inaction) any of its material rights under any of the Contracts. All such Contracts are in full force and effect and valid and binding and enforceable against the parties thereto in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally. Neither Seller nor WNGS has assigned any of its rights under any of the Contracts or is in any way restricted from enforcing its rights thereunder. True and complete copies of all Contracts (or accurate descriptions of any verbal Contracts) and all amendments and modifications thereto have been delivered or made available to Buyer. Seller has not amended, or otherwise altered the payment terms of or under, any Contract.

         4.9. FRANCHISES, TRADEMARKS AND TRADE NAMES. All franchises, trademarks, patents, tradenames, intellectual property rights and interests, service marks, know-how, call letters, telephone numbers, copyrights in literary property of any kind, jingles and privileges Used in the operations of WNGS are set forth on SCHEDULE 1-E hereto, are owned by Seller or licensed for her use and are valid and in full force and effect. To the knowledge of Seller, the ownership and operation of WNGS and the other assets utilized in connection with its business and operations, as presently owned and operated, do not infringe upon or conflict in any respect with any franchise, patent, trademark, tradename, service mark, brand name, copyright or other intellectual property rights or interests of any other Person and no other Person is infringing upon any such rights of Seller or WNGS.

         4.10. ERISA. Except as set forth on SCHEDULE 4.10 hereto, neither Seller nor any entity which is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") contributes or has ever contributed to, maintains or has ever maintained, or has any liability (whether contingent or otherwise) with respect to, any plan, program, policy, payroll practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock related awards, fringe benefits, change in control, deferred compensation or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan," within the meaning of

Section 3(3) of ERISA and each "multiemployer plan" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA (any such plan or arrangement, an "Employee Plan"), maintained or contributed to on behalf of, or for the benefit of, any current or former employee, consultant, service provider or director of the Seller or any ERISA Affiliate (any such plan or other arrangement, a "WNGS Benefit Plan"). Each WNGS Benefit Plan has been maintained and is in substantial compliance with all applicable law, including ERISA, the Code and the New York Insurance Code.

         4.11. LIABILITIES. Except as set forth on SCHEDULE 4.11, there are no Liabilities or any unrealized or anticipated losses or expenses relating to or affecting WNGS or any of the Broadcasting Assets.

         4.12. LITIGATION; VIOLATIONS.

              4.12.1. LITIGATION. Except for administrative rulemaking or other proceedings of general applicability to the broadcast industry and except as set forth in SCHEDULE 4.12: (a) there is no civil, criminal or administrative action, suit, demand, claim, hearing, litigation, action, arbitration, proceeding or investigation of any nature pending or, to the best of Seller's knowledge, threatened against or relating to Seller or any of her Affiliates relating to or affecting WNGS, WNGS, the Broadcasting Assets or the transactions contemplated hereby or affecting the same; (b) no writ, injunction, judgment, award, order or decree has been rendered or is pending against or, to the best of Seller's knowledge, threatened against affecting Seller or any of its Affiliates relating to or affecting WNGS, WNGS, the Broadcasting Assets or the transactions contemplated hereby; and (c) to the best of Seller's knowledge, there is no basis for any of the foregoing set forth in (a) and (b) above.

              4.12.2. VIOLATIONS. Neither Seller nor its Affiliates has violated or is in default under any order, law, rule, regulation, ordinance, policy, judgment, writ or decree of any court or other Governmental Authority in any respect which might materially adversely affect the business, operations, prospects or condition, financial or otherwise, of WNGS, any of the WNGS Licenses, the Broadcasting Assets or the transactions contemplated hereby.

         4.13. DTV. WNGS has been assigned Channel 46 by the FCC for the provision of digital television service. Such assignment has not been vacated, reversed, stayed, set aside, annulled or suspended, is not the subject of any pending timely appeal, request for stay, or petition for rehearing, reconsideration or review by any Person or by the FCC on its motion, and the time for filing any appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion has expired. Seller has filed an application with the FCC for a construction permit to implement WNGS's digital television allotment (the "Initial DTV Application").

         4.14. REPORTS. All returns, notices, reports, statements or other filings currently required to be filed by Seller or any of its Affiliates with the FCC, and all material returns, notices, reports, statements or other filings currently required to be filed by Seller or any of its Affiliates (relating to or affecting WNGS) with any other federal, state, or local Governmental Authority, have been filed and complied with and shall continue to be filed and be in compliance on a current basis until the Closing Date. All such reports, returns and statements are (or will be, in the case of future reports) complete and correct.

         4.15. NO MISLEADING STATEMENTS. No representation or warranty made by Seller in this Agreement (without reference to any "materiality," qualifying or limiting language set forth therein), and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits or fails to state any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.

         4.16. AFFILIATED AND RECENT TRANSACTIONS. Except as described on
SCHEDULE 4.16, neither Seller nor any of its Affiliates is a party to any transaction relating to or affecting WNGS (each an "Affiliated Transaction").

         4.17. TAXES.

              4.17.1. FILING OF TAX RETURNS. Seller and her Tax Affiliates have timely filed with the appropriate taxing authorities all federal, state, local and foreign returns (including, without limitation, information returns and other material information) in respect of all Taxes required to be filed through the date hereof. All such income tax returns were complete and accurate in all material respects. Except as specified in SCHEDULE 4.17, no returns are subject to an automatic extension and, in addition, neither Seller nor any of her Tax Affiliates have requested any extension of time within which to file returns (including, without limitation, information returns) in respect of any Taxes.

              4.17.2. PAYMENT OF TAXES. Seller and her Tax Affiliates have accurately computed and timely paid all Taxes of any kind that have become due and payable.

               4.17.3. AUDITS. Except as set forth in SCHEDULE 4.17, no material deficiencies for Taxes have been claimed, proposed, or assessed by any taxing or other Governmental Authority against Seller or any of her Tax Affiliates. Except as set forth in SCHEDULE 4.17, there are no pending or, to the best knowledge of Seller, threatened audits, investigations or claims for or relating to any material Liability in respect of Taxes, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that, in the reasonable judgment of Seller or her counsel, are likely to result in a material additional amount of Taxes. Audits of federal, state, and local returns for Seller and her Tax Affiliates for Taxes by the relevant taxing authorities have been completed for each period set forth in SCHEDULE 4.17 and, except as set forth in such schedule, Seller and her Tax Affiliates have not been notified that any taxing authority intends to audit a return for any other period. Except as set forth in SCHEDULE 4.17, no extension of a statute of limitations relating to Taxes is in effect with respect to Seller and her Tax Affiliates. No claim has ever been made by an authority in a jurisdiction where Seller and her Tax Affiliates do not file Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

               4.17.4. SOLE PROPRIETORSHIP. Except as set forth on SCHEDULE 4.1 hereto, Seller, at all times, has owned and operated WNGS and the Broadcasting Assets as a sole proprietorship and has been treated as such for federal income tax purposes.

               4.18. ENVIRONMENTAL MATTERS.

                    4.18.1. USTS. Except as described on SCHEDULE 4.18, no underground storage tanks ("USTs"), as defined in RCRA, 42 U.S.C.
Section 6991(1), or applicable state law, exist or, to the best of Seller's knowledge, has ever existed on, under, in or about any of the Relevant Property.

                    4.18.2. STUDIES; INVESTIGATIONS. SCHEDULE 4.18 sets forth all environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, Seller, or of which Seller is aware, in relation to any Relevant Property, all of which have been delivered to Buyer prior to the execution of this Agreement.

                    4.18.3. RELEVANT PROPERTY. For purposes of this Agreement, Relevant Property shall mean all real property and equipment owned, leased, occupied, controlled or used by WNGS and all real property and equipment formerly owned, occupied or used by WNGS or used by WNGS.

               4.19. LABOR.

                    4.19.1. LABOR PROBLEMS. Except as set forth on SCHEDULE 4.19, there are no and, during the three year period immediately preceding the date hereof, there have been no, strikes, work stoppages, grievance proceedings, labor grievances, labor controversies or union organization efforts or, to the knowledge of Seller, have any been threatened between WNGS, Seller or any of her Affiliates (with respect to WNGS) and any of their employees or agents or any union or collective bargaining unit. Except as set forth on SCHEDULE 4.19.2, neither Seller nor WNGS is a party to any written or oral agreement, consent decree or court order, and there is no employment manual, employment handbook or employment practice or policy governing the employment of any of the employees of Seller or WNGS under which such employment is not terminable on 30 days' (or less) notice by Seller without penalty or Liability to WNGS, Seller or Buyer.

                    4.19.2. EMPLOYEES AND COMPENSATION. SCHEDULE 4.19 contains a true, correct and complete list of all employees of WNGS and Seller, including those currently engaged (or at any time during the sixty (60) days prior to the date hereof engaged) in the business and operations of WNGS (the "WNGS Employees"), which employees are separately identified on such Schedule, and a description of all compensation arrangements affecting all of the scheduled employees.

               4.20. CABLE CARRIAGE. SCHEDULE 4.20 sets forth:

                           (a) a list of all U.S. cable television systems
which carry WNGS's signal (including the channel position), other than those which have fewer than 300 subscribers;

                           (b) a list of all Market Cable Systems to which
WNGS has provided a must-carry notice or retransmission consent notice in accordance with the provisions of the Cable Television Consumer Protection and Competition Act of 1992, as amended, and the applicable FCC regulations (collectively, the "Cable Act Requirements") for the three-year period ending 2002, and a list of all Market Cable Systems to which WNGS has not provided any such must-carry or retransmission consent notice;

                           (c) a list of all retransmission consent and/or
copyright indemnification agreements entered into by Seller with respect to WNGS for the three-year period ending 2002;

                           (d) a list, to Seller's knowledge, of all Market
Cable Systems to which WNGS has provided a must-carry notice, for the three-year period ending 2002, which have given notice to Seller or WNGS of such Market Cable System's intention not to carry WNGS or to delete WNGS from carriage or to change WNGS's channel position on such cable system, other than pursuant to any agreement described in clause (c) above;

                           (e) a list, to Seller's knowledge, of all notices
received during the three-year periods ending 1999 and 2002, respectively, from any Market Cable System alleging that WNGS does not deliver an adequate signal level, as defined in 47 C.F.R. Section 76.55(c)(3), to such Market Cable System's principal headend (other than any such notice as to which such failure has been remedied or been determined not to exist), and a list of all further correspondence with or from any such Market Cable System relating to such notice;

                           (f) a list, to Seller's knowledge, of all pending
petitions for special relief filed by Seller with the FCC to include any additional community or area as part of WNGS's television market, as defined in 47 C.F.R. Section 76.55(e); and

                           (g) a list of all pending petitions for special
relief filed by, or served upon, Seller with the FCC requesting the deletion of any community or area from WNGS's television market.

          Seller has delivered to Buyer true and correct copies of all material notices, agreements, correspondence, petitions and other items described in clauses (c) - (g) of this Section 4.20 that are in Seller's possession.

               4.21. INSURANCE. SCHEDULE 4.21 is a true and complete list as of the date of this Agreement of all insurance policies that insure any part of the Broadcasting Assets or the business or operation of WNGS. All policies of insurance listed in SCHEDULE 4.21 are in full force and effect and no notice of cancellation has been received with respect to any such policy.

     5. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller that:

               5.1. ORGANIZATION AND STANDING. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has full corporate power and authority to own its properties and to transact the business in which it is currently engaged and to perform the obligations required to be performed by it hereunder and to consummate the transactions contemplated hereby; and (c) is duly qualified to do business and in good standing as a foreign corporation in every jurisdiction in which the nature of the business to be conducted by it requires such qualification, except where the failure to so qualify would not materially adversely affect the transactions contemplated hereby.

               5.2. AUTHORIZATION AND BINDING OBLIGATIONS. The execution, delivery and performance of this Agreement and the agreements, exhibits and other documents to be executed and delivered by Buyer pursuant hereto have been duly and validly authorized and, upon execution thereof, will be duly executed and delivered by Buyer and constitute valid and binding agreements of Buyer enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

               5.3. NO CONTRAVENTION. The execution, delivery and performance of this Agreement and the other documents to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof and the compliance with the provisions hereof and thereof by Buyer do not and will not, after the giving of notice, or the lapse of time, or otherwise: (a) conflict with or violate any provisions of the Certificate of Incorporation or Bylaws of Buyer;
(b) result in the breach of, conflict with, or constitute a default under, the provisions of any agreement or other instrument to which Buyer is a party or by which the property of Buyer is bound or affected; or (c) violate or conflict with any laws, regulations, orders, writs, decrees, injunctions or judgments applicable to Buyer, including the Communications Act.

               5.4. LITIGATION. As of the date hereof, except for administrative rulemaking or other proceedings of general applicability to the broadcast industry or as set forth on SCHEDULE 5.4, there is no civil, criminal or administrative action, suit, demand, claim, litigation, action, proceeding or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting Buyer that would adversely affect its or, if Buyer assigns its rights hereunder to a permitted assignee, its permitted assignee's ability to consummate the transactions contemplated in this Agreement.

               5.5. NO MISLEADING STATEMENTS. No representation or warranty made by Buyer in this Agreement (without reference to any "materiality," qualifying or limiting language set forth therein), and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains any untrue statement of a material fact or omits or fails to state any material fact or information necessary to make such representation or warranty or any such statement not materially misleading.

               6.   CONDUCT PENDING CLOSING.

                    6.1. SELLER'S COVENANTS. Seller covenants and agrees that pending the Closing, except with the prior written consent of Buyer:

                    6.1.1. CONDUCT OF BUSINESS. Subject to the provisions of this Agreement, Seller shall conduct its business and operations in the normal and ordinary course of business in substantially the same manner as heretofore conducted and shall use all reasonable efforts consistent with normal business practices to preserve and promote such business and to avoid any act which might have a Material Adverse Effect.

                    6.1.2. ASSETS. Consistent with normal business practices, Seller shall maintain the Broadcasting Assets in the condition specified in
Section 4.6 hereof.

                    6.1.3. EMPLOYEE COMPENSATION AND BENEFITS. Seller shall not increase the compensation, expense allowance or other benefits payable or to become payable to any of the WNGS Employees or pay or arrange to pay any bonus payment to any such employee; PROVIDED, HOWEVER, that, Seller shall be permitted to grant bonuses and increases in compensation in the normal and ordinary course of business consistent with past practices if, in the case of a bonus, such bonus is paid in full prior to Closing and Buyer shall not have any obligation with respect thereto after Closing.

                    6.1.4. ORGANIZATION, ETC. Consistent with normal business practices, Seller shall use commercially reasonable efforts to: (a) maintain the present quality of the operations of WNGS; (b) preserve the value of WNGS as a going concern; (c) keep available to WNGS the services of all current WNGS Employees and make available for employment by Buyer all current WNGS Employees; and (d) preserve for WNGS the existing relationships with employees, suppliers, customers, advertisers and their agencies and others having business with WNGS, including notifying advertisers of the pending sale of the Broadcasting Assets and providing Buyer with access to WNGS's advertisers to aid in the transition of ownership of WNGS.

                    6.1.5. INSURANCE. Seller shall cause to be maintained in effect until the Closing adequate property damage, Liability and other insurance with respect to its assets, including the Broadcasting Assets and WNGS, the list of the policies governing which are set forth on SCHEDULE 4.21.

                    6.1.6. TRANSFER OF BROADCASTING ASSETS. Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Broadcasting Assets, except where such disposition is in the ordinary course of business and the assets involved are either: (a) no longer used or useful; or (b) replaced with a substantially equivalent asset of substantially equivalent kind, condition and value.

                    6.1.7. [RESERVED]

                    6.1.8. LITIGATION. Seller shall notify Buyer: (a) of any litigation pending or, to its knowledge, threatened against or affecting WNGS or Seller or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) of any material damage to or destruction of the Broadcasting Assets.

                    6.1.9. AGREEMENTS. Seller and WNGS shall perform all obligations (including, without limitation, all payment obligations) required to be performed by them under all Contracts, and shall not amend or terminate any Contract or series of related Contracts or other obligations (or waive any material right thereunder) or enter into any new agreements or arrangements or series of related Contracts involving payments of or other obligations over $5,000 which might be binding on or affect WNGS or Buyer after Closing. Except as required by law, Seller shall not enter into any collective bargaining agreement, network affiliation agreement, employment agreement (other than an employment agreement terminable at will), agreement restricting the operation of WNGS or Benefit Plan or any amendment, extension or other modification of any existing employment agreement or network affiliation agreement.

                    6.1.10. CONSENTS AND APPROVALS. Seller will, prior to the Closing Date, use its best efforts to obtain or cause to be obtained: (a) consents under the Contracts (without any change in the terms and conditions of any such Contracts that could have an adverse affect on Buyer or the operations of WNGS) which require the consent of any Person by reason of the transactions provided for or contemplated in this Agreement; and (b) any other consents, approvals, waivers, authorizations (without any conditions attached that could have an adverse affect on Buyer, or the operations of WNGS) and make all necessary filings identified on

SCHEDULE 4.3.2 hereof. Each party shall cooperate with the other to obtain any such consents or approvals.

                    6.1.11. LICENSES. Except as provided in Section 6.3 hereof, Seller shall not, by any act or omission to act within its reasonable knowledge and power, surrender, modify, adversely affect or forfeit any of the WNGS Licenses or cause the FCC to institute any proceedings for the cancellation, non-renewal or modification of any of the WNGS Licenses.

                    6.1.12. OFFERS TO PURCHASE. Neither Seller, nor any of its officers, directors, employees, agents, representatives or Affiliates shall, either directly or indirectly, entertain or conduct discussions or negotiations with any Person with respect to any offer or proposal for the, direct or indirect, purchase or sale of any portion of the assets or interests of Seller or WNGS, or with respect to any financing, merger, acquisition, combination, consolidation or similar transaction involving Seller, WNGS or any significant assets or business of WNGS, or enter into any agreement or transaction relating to any of the foregoing.

                    6.1.13. NO BREACH OF REPRESENTATIONS AND WARRANTIES. Seller shall not take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by Seller in this Agreement (or any document delivered in connection herewith) to be materially untrue, incorrect or inaccurate.

                    6.1.14. EMPLOYEE NOTIFICATION REQUIREMENTS.

                           (a) NOTICE. Seller shall provide timely notice to
her employees pursuant to the Worker Adjustment and Retraining Notification Act, 29 U.S.C.ss.ss.2102-09, if applicable.

                           (b) AUTHORITY. Seller shall immediately notify the
Buyer of any activity by any labor organization at WNGS or any activity by any labor organization directed at organizing the employees or any group of employees of WNGS.

                    6.1.15. COMPLIANCE WITH LAWS. Seller shall comply with all laws, rules and regulations applicable or relating to Seller, WNGS and the business, operations and assets of Seller, including the Broadcasting Assets.

                    6.1.16. [RESERVED].

                    6.1.17. NO VIOLATIONS. Seller shall take all reasonable actions to prevent, and Seller shall not take any action that would cause, a breach of this Agreement.

                    6.1.18. ACCESS AND INFORMATION. Seller shall give Buyer and its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives reasonable access upon reasonable advance notice during normal business hours throughout the period prior to the Closing Date, to all of WNGS's and Seller's books, records (including all employee files), agreements, reports, and other documents and all of the Broadcasting Assets and shall furnish Buyer, its counsel, accountants, engineers, investment bankers, potential lenders and other authorized representatives during such period with all information concerning the affairs of Seller and WNGS as they may reasonably request in order to enable Buyer to make such examinations and investigations thereof as it shall deem necessary, and Seller will make employees, attorneys, agents and accountants available to discuss with Buyer and its representatives such aspects of the business and operations of WNGS and Seller as Buyer may require (it being understood that the foregoing shall include such access as Buyer may reasonably require to the management of WNGS to enable Buyer to obtain information about the WNGS Employees that Buyer may elect to retain in connection with the transactions contemplated hereby).

                    6.1.19. DELIVERY OF SUPPLEMENT. Seller shall deliver to Buyer a supplement to the Schedules to this Agreement promptly after she becomes aware of any event that changes any representation or warranty made by Seller in this Agreement or any statement made in any of Seller's Schedules or in any supplement; PROVIDED, HOWEVER, nothing contained in any supplement shall be deemed to modify, amend or supplement said representations or warranties for purposes of Section 4 of this Agreement unless Buyer shall have consented specifically thereto in writing.

                    6.1.20. FILM CONTRACTS. Subject to the provision of Section 2.2.2(c), Seller shall, at or prior to Closing, satisfy in full any and all payment and other obligations under: (a) all film and other programming Contracts that have become or are due and payable at or prior to the Closing Date without regard to any extension of time for payment therefrom; and (b) any Contract that is not included in the Broadcasting Assets.

                    6.1.21. SATISFACTION OF FUNDED DEBT AND PRE-CLOSING LIABILITIES; REMOVAL OF ENCUMBRANCES.

                           (a) Except as set forth on SCHEDULE 6.1.21 hereto,
Seller shall, prior to Closing, pay off or otherwise satisfy, fully and completely, any and all of the

Liabilities and other obligations arising out of events occurring on or prior to the Closing relating to or affecting WNGS or the Broadcasting Assets, other than Assumed Obligations;

                           (b) Seller shall, prior to Closing, have removed any
and all Encumbrances of any kind and nature from the Broadcasting Assets and the WNGS Licenses other than Permitted Encumbrances; and

                           (c) Seller shall, prior to Closing, have terminated
any Affiliated Transaction without any further cost or Liability to Buyer.

                    6.2. BUYER'S COVENANTS. Buyer covenants and agrees that prior to Closing:

                    6.2.1. ORGANIZATION, ETC. Consistent with normal business practices, Buyer shall use its reasonable best efforts to prevent any change in its business organization or financial capacity that would materially impair its ability to consummate the transactions contemplated hereby.

                    6.2.2. LITIGATION. Buyer shall notify Seller: (a) of any litigation pending or, to its knowledge, threatened against or affecting Buyer or which challenges or seeks any damages or other payments in connection with the transactions contemplated hereby; and (b) any change that would adversely affect its ability to own the WNGS Licenses.

                    6.2.3. NO BREACH OF REPRESENTATIONS AND WARRANTIES. Buyer shall not take any action or pursue any other course of conduct, or fail to take any action, that would cause any of the representations and warranties made by the Buyer in this Agreement to be materially untrue, incorrect or inaccurate.

                    6.2.4. NO VIOLATIONS. Buyer shall take all reasonable actions to prevent, and Buyer shall not take any action that would cause, a breach of this Agreement.

                    6.3. [RESERVED].

                    6.4. DUE DILIGENCE. Buyer may terminate this Agreement at any time prior to January 5, 2000 if Buyer is not satisfied with its due diligence review of the business, operations and affairs of WNGS. Notwithstanding and without limiting the foregoing, Buyer may terminate this Agreement at any time prior to January 15, 2000, if Buyer is not satisfied that it will obtain necessary authorizations for, or be able to commence in a timely manner, digital operations of WNGS on channel 46 at a transmitter site and with transmitter power output, transmitting antenna height and other technical parameters satisfactory to Buyer.

     7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.

               7.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER. The obligations of the Buyer under this Agreement are subject, at the Buyer's option, to the satisfaction on or prior to the Closing Date of each of the following express conditions precedent:

                    7.1.1. FCC. The conditions specified in Section 3.3 hereof shall have been met and the FCC shall have granted the License Application (in form reasonably satisfactory to Buyer), which grant shall not have been vacated, reversed, stayed, enjoined, set aside, annulled or suspended, shall not be subject to any pending timely appeal, request for stay, request or petition for rehearing, reconsideration or review by any Person or by the FCC on its motion and the time for filing any appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion shall have expired.

                    7.1.2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Seller contained in this Agreement (and in any document delivered in connection herewith) shall be true and correct in all respects when made and at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except to the extent the failure to be true and correct, in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect, and Buyer shall have received a certificate, executed by Seller, repeating, as of the Closing Date, all such representations and warranties.

                    7.1.3. COMPLIANCE WITH AGREEMENT. Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by her prior to or on the Closing Date.

                    7.1.4. NO OBSTRUCTIVE PROCEEDING.

                           (a)  NO LITIGATION. No action, suit,
investigation, or proceeding shall have been instituted or be pending against or affecting any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Buyer of substantial damages or otherwise have a material adverse effect on Buyer, the business or operations of WNGS or the Broadcasting Assets;

                           (b)  NO GOVERNMENTAL INTERVENTION. None of the
parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement or the transactions contemplated hereby; or (ii the actual commencement of such an investigation;

                           (c)  NO ORDER. No order, decree or judgment of any
Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Buyer's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof or to operate WNGS as presently being conducted.

                    7.1.5. NO CHANGES.

                           (a)  At the Closing, WNGS's network affiliation
agreement with UPN shall be in full force and effect, with no amendments thereto between the date hereof and the Closing.

                           (b)  From the date hereof until the Closing, there
shall have been no adverse change in WNGS's relationship with UPN or any cable system on which WNGS is broadcast on the date hereof; and

                           (c)  From the date hereof until the Closing,
neither UPN nor any cable system on which WNGS is broadcast on the date hereof shall have sent any notice of cancellation of, or intention to modify, its relationship with Seller or WNGS.

                   7.1.6. CONSENTS. Seller shall have (a) obtained and delivered to Buyer all consents, approvals, and permits necessary for the consummation of transactions contemplated hereby, with no adverse condition attached (including any adverse change in the terms and conditions of any Contract included in the Assumed Obligations) and no material expense imposed upon Buyer and (b) made all necessary filings identified on SCHEDULE 4.3.2 hereto. All necessary local zoning and other approvals required to construct and operate the facilities specified in the Relocation Application shall have been obtained and such approvals shall not have been vacated, reversed, stayed, set aside, annulled or suspended, shall not be subject to any pending timely appeal, request for stay, or petition for rehearing, reconsideration or review by any Person or by the local zoning or other authority on its own motion, and the time for filing any appeal, request, petition or similar document or for the reconsideration or review by the local zoning or other authority on its own motion shall have expired.

                    7.1.7. OFFICERS' CERTIFICATES. Seller shall have delivered to Buyer a certificate, dated the Closing Date to the effect that the conditions set forth in Sections 7.1.2, 7.1.3, 7.1.4, 7.1.5, 7.1.6 and
7.1.11 have been satisfied.

                    7.1.8. OPINION OF COUNSEL. Buyer shall have received the written opinion of McQuaid, Metzler, Bedford and Van Zandt, L.L.P., counsel for Seller, dated the Closing Date, substantially in the form attached to this Agreement as EXHIBIT D.

                    7.1.9. CERTIFICATIONS. Seller shall have delivered to Buyer a schedule and certification showing in all material respects: (a) the fees payable after the Closing Date under all WNGS program license agreements; (b) all Contracts or amendments, renewals or other modifications thereof that have been entered into by Seller after the date of this Agreement with respect to WNGS.

                    7.1.10. HSRA WAITING PERIOD. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

                    7.1.11. COPIES OF DOCUMENTS. Seller shall have delivered to Buyer copies of all documents required to be delivered pursuant to the Agreement, including but not limited to, all Contracts listed in the schedule delivered pursuant to Section 7.1.9(b) hereof.

                    7.1.12. ANALOG AUTHORIZATION. The FCC shall have issued a construction permit to modify WNGS's Modification Authorization to authorize WNGS's operation at a transmitter site in Colden, New York selected by Seller with transmitter power output, transmitting antenna height, transmitting antenna beam tilt and other technical parameters equivalent to or greater than those specified in the Modification Application ("Relocation Authorization"). Such Relocation Authorization shall enable WNGS to provide a Grade A signal contour, Grade B signal contour, and City Grade signal contour equal to or greater than that proposed in the Modification Application.

                    7.1.13. PROCEEDINGS. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as Buyer or its counsel, as the case may be, may reasonably request in connection with said transactions.

                    7.1.14. DELIVERY OF INSTRUMENTS OF CONVEYANCE AND TRANSFER. Buyer shall have received the instruments and other documents (in form and substance reasonably satisfactory to its counsel) required to be delivered to it pursuant to Section 8 hereof.

                    7.1.15. TOWER SPACE LEASE. If WNGS is not broadcasting on a tower in Colden, New York at the time of Closing, the Tower Space Lease shall be in effect.

               7.2. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller at Closing are subject, at Seller's option, to the fulfillment prior to or at the Closing Date of each of the following conditions:

                    7.2.1. FCC CONSENT. The FCC Consent shall have been obtained.

                    7.2.2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Buyer or its permitted assignee contained in this Agreement (and any document delivered in connection herewith) shall be true and correct in all respects at and as of the Closing Date as though made at and as of that time (without regard to any "materiality," "knowledge," or "awareness" limiting or qualifying language stated therein), except where the failure to be true and correct, in the aggregate, would not have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby, and Seller shall have received a certificate, executed on behalf of Buyer or its permitted assignee by an officer thereof, to that effect.

                    7.2.3. COMPLIANCE WITH AGREEMENT. Buyer or its permitted assignee shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                    7.2.4. NO OBSTRUCTIVE PROCEEDING.

                           (a)  NO LITIGATION. No action, suit,
investigation, or proceeding shall be pending against any of the parties to this Agreement or any of their Affiliates before any court or any other Governmental Authority to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which may reasonably be expected to result in a preliminary or permanent injunction against consummating the transactions contemplated hereby or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions, or the recovery against Seller of substantial damages or otherwise have a material adverse effect on Seller.

                           (b)  NO GOVERNMENTAL INTERVENTION. None of the
parties to this Agreement or their Affiliates shall have received written notice from any Governmental Authority of: (i) its intention to institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or the transactions contemplated hereby if consummated, or commence any investigation into the consummation of this Agreement and the transactions contemplated hereby; or (ii) the actual commencement of such an investigation.

                           (c)  NO ORDER. No order, decree or judgment of any
Governmental Authority shall be subsisting against any of the parties which would render it unlawful or materially restrain or limit Seller's ability, as of the Closing Date, to effect the transactions contemplated hereunder in accordance with the terms hereof.

                    7.2.5. PROCEEDINGS. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and her counsel, and Seller and her counsel shall have received copies of such documents as Seller or her counsel, as the case may be, may reasonably request in connection with said transactions.

                    7.2.6. OPINION OF COUNSEL. Agent shall have received the written opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for Buyer, dated the Closing Date, substantially in the form attached hereto as EXHIBIT E.

                    7.2.7. HSRA WAITING PERIOD. The applicable waiting period(s) under HSRA with respect to the transactions contemplated by this Agreement shall have expired.

                    7.2.8. OFFICER'S CERTIFICATE. Buyer shall have delivered to Seller a certificate signed by its Chairman, President or Vice President and its Secretary or Assistant Secretary dated the Closing Date, to the effect that the conditions set forth in Sections 7.2.2, 7.2.3 and 7.2.4 have been satisfied.

     8. INSTRUMENTS OF CONVEYANCE AND TRANSFER. Subject to Section 2.4.3 hereof, at the Closing, to effect the transfers, conveyances and assignments from Seller to Buyer, Seller shall deliver to Buyer bills of sale, certificates, assignments and other instruments of transfer assigning, transferring and conveying to Buyer all of Seller's right, title and interest in, to and under all of the property included in the Broadcasting Assets, free and clear of all Encumbrances of any kind other than Permitted Encumbrances, all in form and substance reasonably satisfactory to counsel for Buyer, and dated the Closing Date, including:

                           (a) ASSIGNMENT OF LEASES. Assignments of all of
Seller's right, title and interest in, to and under the leases and leasehold interests in property included in the Broadcasting Assets, including all rights of Seller under the lease agreements referred to in SCHEDULE 1-C hereto;

                           (b) BILL OF SALE. A bill of sale for all tangible
personal property included in the Broadcasting Assets;

                           (c) ASSIGNMENTS OF LICENSES. Assignments of the WNGS
Licenses; and

                           (d) ASSIGNMENTS OF CONTRACTS. Assignments of all of
Seller's right, title and interest in, to and under all contracts and other intangible assets included in the Broadcasting Assets.

     9.   [RESERVED].

     10.  EMPLOYEES.

               10.1. [RESERVED].

               10.2. CONTINUED EMPLOYMENT; PRORATIONS.

                     10.2.1. RIGHT TO CONTINUE EMPLOYMENT. On the Closing Date, Buyer shall have the right but not the obligation to offer employment to any WNGS Employee ("Buyer's Employees"), with such compensation, benefits and other terms of employment as Buyer shall determine; PROVIDED, THAT, nothing herein shall require Buyer to continue the employment of any such person for any period of time.

                     10.2.2. COOPERATION. To the extent permitted by law, Seller shall cooperate with Buyer's attempts to obtain information relating to the WNGS Employees, including making available to Buyer the employees personnel files and performance evaluations. Seller will make all reasonable efforts to assist Buyer in making a smooth transition after Closing.

                     10.2.3. ACCRUED COMPENSATION. All personal days, vacation and bonuses of the WNGS Employees that are accrued but unpaid at the Closing Date shall be paid by Seller.

               10.3. NO LIABILITY FOR EMPLOYEE PLANS. Seller shall be solely liable and responsible for providing continuation coverage under Code Section 4980B and Part 6 of Title I of ERISA or under the New York Insurance Code with respect to any qualifying event that occurs on or prior to the Closing Date, including any continuation coverage requirements that arise as a result of the failure of Buyer to continue employment or to maintain a Group Health Plan as defined in section 4980B(g) of the Code or a group policy under the New York Insurance Code. Any expenses and benefits with respect to medical claims incurred by any current or former employees of Seller or their covered dependents on or before the Closing Date shall be the responsibility of Seller.

     11.  RISK OF LOSS; CASUALTY OR CONDEMNATION.

               11.1. RISK OF LOSS. The risk of any loss, damage or impairment, confiscation or condemnation of the Broadcasting Assets or any part thereof from fire or any other casualty or cause shall be borne by Seller at all times prior to the Closing.

               11.2. CASUALTY.

                     (a) If the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the repair cost, individually or in the aggregate (the "Repair Cost"), will exceed $200,000, Buyer shall have the option either: (i) to accept the Broadcasting Assets in their damaged or destroyed condition with
(x) Seller and her Affiliates assigning or delivering to Buyer all of their rights to any insurance proceeds for such damage or destruction and (y) the Purchase Price being reduced by the difference between the amount, if any, that the Repair Cost exceeds such insurance proceeds received by Buyer (the "Insurance Deficiency") up to an amount not to exceed $1,000,000; or (ii) unless Seller agrees to pay the full amount of such repair cost and such repairs can be so substantially completed prior to the Closing Date that broadcast activities can be conducted unabated from and after the Closing, to cancel this Agreement by giving written notice to Seller not later than fifteen (15) days after the Repair Cost is determined. Seller shall promptly notify Buyer in writing of any fire or other casualty occurring with respect to the Broadcasting Assets. Seller shall provide Buyer and its agents and contractors with access to any damaged Broadcasting Assets following any fire or other casualty so that Buyer can obtain an estimate of the Repair Cost within thirty (30) days after Seller notifies Buyer of the fire or other casualty.

                     (b) If any of the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and the Repair Cost is equal to or less than $200,000, the Buyer shall accept the Broadcasting Assets in their damaged or destroyed condition with Seller and her Affiliates assigning or delivering to Buyer all of their rights to any insurance proceeds for such damage or destruction and the Purchase Price being reduced by the amount of the Insurance Deficiency, if any.

               11.3. REPAIR PARAMETERS. If any of the Broadcasting Assets are damaged or destroyed by fire or other casualty or cause between the date hereof and the Closing Date and Buyer elects to have Seller repair such damage, all repairs shall be: (a) completed at least fifteen (15) days prior to the Closing Date; (b) completed in a good and workmanlike manner, using materials, labors and finishes resulting in the completed repairs being of the same or better quality than immediately prior to the damage; and (c) subject to the reasonable approval of Buyer's engineers or contractors.

               11.4. FAILURE OF BROADCAST TRANSMISSION. Notwithstanding any provision of this Agreement to the contrary and except in connection with relocation of WNGS's broadcasting transmission tower at Buyer's request, in the event WNGS's signal ceases to be carried by any U.S. cable television system which carries WNGS's signal on the date hereof as a result of a reduction in the power of WNGS's broadcast transmission: (a) for a period of five consecutive days, Buyer shall have the right, by written notice to Seller, to terminate this Agreement without further obligation to Seller hereunder; or (b) on the scheduled Closing Date, the Closing shall not take place on the scheduled Closing Date and the Buyer shall have the right to terminate this Agreement, if such failure is not cured within two (2) days.

     12. BOOKS AND RECORDS. Buyer shall be entitled to all records, including but not limited to, books of account, technical information and engineering data, programming information, employment records, customer lists and files, advertising records, FCC logs, asset history files and other files relating to WNGS operations on or prior to the Closing Date as shall be reasonably necessary to the maintenance of the business affairs of WNGS after the Closing Date; PROVIDED, HOWEVER, that for a period of six (6) years, Buyer shall retain and make available for inspection by Seller for any reasonable purpose all such records, books of account, files, documents and correspondence, and Buyer shall not dispose of, alter or destroy any such materials without giving sixty (60) days' prior written notice to Seller and Seller may, at its expense, examine, make copies of, or take possession of such materials. Within five (5) days after the Closing, Seller shall deliver to Buyer in accordance with Buyer's instructions all documents relating to WNGS that are in the possession of Seller or any of her representatives, agents or Affiliates. For a period of six (6) years after the Closing Date Seller and her Affiliates shall give Buyer and its counsel and accountants reasonable access, during normal business hours and in accordance with mutually satisfactory prior arrangements, to such other records, books of account, files, documents and correspondence relating to WNGS prior to the Closing Date which Buyer may reasonably deem necessary to comply with applicable federal or state securities laws in connection with any financing the Buyer may be effecting.

     13. POSSESSION AND CONTROL OF WNGS. Notwithstanding any other provision of this Agreement, between the date of this Agreement and the Closing Date, Seller shall retain ultimate control over the management and operations of WNGS. Neither title to the Broadcasting Assets, nor right to possession at WNGS shall, directly or indirectly, pass to Buyer until the Closing Date.

     14. BROKERS. Seller represents and warrants to Buyer that neither Seller nor any of her Affiliates has engaged any broker, finder or consultant in connection with this Agreement or the transactions contemplated herein or any aspect hereof, other than The Exline Company, the brokerage commission of which shall be paid by Seller at Closing. Buyer represents and warrants to Seller that it has not engaged any broker, finder or consultant in connection with this Agreement. Subject to the previous sentence, each party agrees to indemnify and hold the other parties harmless from any and all loss, cost, Liability, damage and expense (including legal and other expenses incident thereto) in respect of any claim for a broker, finder or consultant's fee or commission or similar payment by virtue of any alleged agreements, arrangements or understandings with the indemnifying party or any of its Affiliates. Buyer is not aware that any of Buyer's officers were contacted by Blackburn & Company, Inc. in connection with the transactions contemplated by this Agreement.

     15.  SURVIVAL; INDEMNIFICATION.

               15.1. SURVIVAL. The several representations and warranties of the parties contained in this Agreement (or in any document delivered in connection herewith) shall be deemed to have been made on the date of this Agreement and on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect without limitation;

PROVIDED, HOWEVER, that any claim made with respect to the representations and warranties of: Seller contained in (a) Sections 4.3 (No Contravention; Consents), 4.4 (Year 2000), 4.6 (Condition of Assets), 4.8 (Contracts), 4.16 (Affiliated Transactions) and 4.21 (Insurance) must be made within one (1) year from the Closing Date; (b) Section 4.10 (ERISA), must be made within seven (7) years from the Closing Date; and (c) Section 4.19 (Labor), must be made within four (4) years from the Closing Date. The several covenants and agreements of the parties contained in this Agreement (or in any document delivered in connection herewith) shall remain operative and in full force and effect without any time limitation, except as any such covenant or agreement shall be limited in duration by the express terms hereof.

               15.2. SELLER'S INDEMNIFICATION.

                     15.2.1. GENERALLY. Subject to the limitations contained in this Section 15, Seller shall indemnify, defend and hold harmless Buyer, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all losses, Liabilities, damages, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, including interest and penalties recovered by a third party with respect thereto and reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any rights hereunder, suffered or incurred (collectively, "Damages") by the Buyer Indemnitees, relating to or arising from:

                             (a)  any breach by Seller of any of its
covenants or agreements contained in this Agreement;

                             (b)  any breach or inaccuracy of any
representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto (without regard to any materiality, limitation or qualification language contained therein); or

                             (c)  any of the Retained Liabilities.

                     15.2.2. LIMITATIONS. Seller shall not have any liability under Section 15.2.1(b) unless the aggregate of all Damages for which Seller would, but for this provision, be liable under Section 15.2.1(b) exceed on a cumulative pre-tax basis an amount equal to $50,000 (the "Indemnity Basket"), and in such event payments shall be made from dollar one.

               15.3. BUYER'S INDEMNIFICATION.

                     15.3.1. GENERALLY. Buyer shall indemnify, defend and hold harmless Seller, her Affiliates and each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "Seller Indemnitees"), from and against, and pay or reimburse the Seller Indemnitees for, all Damages suffered or incurred by the Seller Indemnitees, relating to or arising from:

                             (a)  Buyer's breach of any of its covenants or
agreements contained in this Agreement;

                             (b)  any breach of inaccuracy of any
representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto; or

                             (c)  except to the extent of Seller's
indemnification obligation under Section 15.2, any of the Assumed Obligations.

                     15.3.2. TAXES. All payments made pursuant to Section 15 of this Agreement shall be made free and clear of, and without reduction or withholding of, any Taxes. If any Taxes are payable in respect of any such payment, the amount of such payment shall be increased to the extent necessary to yield (after payment of all Taxes) the same amount that would have been received if no Taxes were payable in respect of the payment.

               15.4. SELLER'S SATISFACTION OF RETAINED LIABILITIES. Seller agrees to discharge all contingent Retained Liabilities as the same become due and payable.

               15.5. LIMITATIONS. No officer, director, employee, agent or partner of Buyer, or any Affiliate thereof shall have any personal liability under this Agreement or any document delivered in connection herewith arising from or in connection with its execution of any agreement, certificate or other instrument executed by such officer, director, employee, agent or partner in connection with the transactions contemplated by this Agreement.

               15.6. METHOD OF ASSERTING CLAIM.

                     15.6.1. THIRD PARTY CLAIMS.

                             (a)  A Person seeking indemnification under this
Section 15 (an "Indemnified Person") shall give written notification to the Person from whom indemnification is sought (the "Indemnifying Person") of the commencement of any suit or proceeding relating to a third party (each a "Third Party Claim"). Such notification shall be given within twenty (20) business days after receipt by the Indemnified Person of notice of such

Third Party Claim; PROVIDED, HOWEVER, that no delay or failure on the part of the Indemnified Person in notifying the Indemnifying Person shall relieve the Indemnifying Person of any Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such delay or failure. Such notice shall be accompanied by copies of any summons, complaint or other pleading which may have been served on, and any written demand received by, the Indemnified Person relating to such Third Party Claim.

                             (b)  Within fifteen (15) days after delivery of
such notification, the Indemnifying Person may, upon written notice thereof to the Indemnified Person, assume control of the defense of such suit, claim or proceeding (at the expense of the Indemnifying Person) with counsel reasonably satisfactory to the Indemnified Person. If the Indemnifying Person does not so assume control of such defense, the Indemnified Person shall control such defense. The Indemnifying Person shall be liable for the fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof
(other than during any period in which the Indemnified Person shall have failed to give notice of the Third Party Claim as provided above). Notwithstanding the foregoing, the Indemnifying Person shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other relief for other than money damages against the Indemnified Person which the Indemnified Person reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such injunctive relief or other nonmonetary relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Person shall be entitled to assume the defense of the portion relating to money damages. Any party not controlling a defense (the "Non-controlling Party") of a Third Party Claim may participate therein at its own expense. The party controlling such defense (the
"Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading that may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. If the Indemnifying Person chooses to defend or prosecute any Third Party Claim, the Indemnified Person will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Person may recommend and which by its terms obligates the Indemnifying Person to pay the full amount of liability in connection with such Third Party Claim; PROVIDED, HOWEVER, that without the Indemnified Person's consent (which consent shall not be unreasonably withheld in the case of clause (ii) below), the Indemnifying Person shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief adversely affecting the Indemnified Person or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Person of a release from all liability with respect to such claim. The Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim (A) for which the Indemnifying Person shall have assumed the defense or (B) which involves a claim for monetary relief for which indemnification may be sought hereunder, without the Indemnifying Person's prior written consent (which consent shall not be unreasonably withheld).

                     15.6.2. INDEMNIFICATION CLAIMS BY THE PARTIES.

                             (a)  In the event any Indemnified Person should
have a claim against any Indemnifying Person under Section 15.2 or 15.3 hereof that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, an Indemnified Person shall give written notification (a "Claim Notice") to the Indemnifying Person which contains (i) a description and the amount (the "Claimed Amount"), including the basis therefor, of any Damages incurred by the Indemnified Person, (ii) a statement that the Indemnified Person is entitled to indemnification under this Section 15 for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages, subject to the limitations contained in this Section 15; PROVIDED, HOWEVER, that no delay or failure in giving a Claim Notice shall relieve the Indemnifying Person of any Liability or obligation hereunder except to the extent of any Damages caused by or arising out of such delay or failure.

                             (b)  Within fifteen (15) days after delivery of
a Claim Notice, the Indemnifying Person shall deliver to the Indemnified Person a written response (the

"Response") in which the Indemnifying Person shall: (i) agree that the Indemnified Person is entitled to receive all of the Claimed Amount; (ii) agree that the Indemnified Person is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount"); or (iii) dispute that the Indemnified Person is entitled to receive any of the Claimed Amount. If the Indemnifying Person in the Response disputes the payment of all or part of the Claimed Amount, the Indemnifying Person and the Indemnified Person shall follow the procedures set forth in Section 15.6.2(c) for the resolution of such dispute (a "Dispute"). If the Indemnifying Person does not deliver a Response within thirty
(30) days after receipt of a Claim Notice, the claim shall be conclusively deemed a Liability of the Indemnifying Person under Section 15.2 or 15.3, as the case may be, and the Indemnifying Person shall pay the Claimed Amount to the Indemnified Person on demand.

                             (c)  During the 60-day period following the
delivery of a Response that reflects a Dispute, the Indemnifying Person and the Indemnified Person shall use good faith efforts to resolve the Dispute.
If the Dispute is not resolved within such 60-day period, the Indemnifying Person and the Indemnified Person shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Person and the Indemnified Person agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR
Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 15.6.2(c) shall not obligate the Indemnifying Person and the Indemnified Person to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; PROVIDED, THAT, if the Indemnifying Person and the Indemnified Person agree to pursue an ADR Procedure, neither the Indemnifying Person nor the Indemnified Person may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Person and the Indemnified Person shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Person, the Indemnified Person or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Person and the Indemnified Person shall be shared equally by the Indemnifying Person, on the one hand, and the Indemnified Person on the other hand.

               15.7. INDEMNITOR'S OBLIGATIONS. Except for Third Party Claims being defended in good faith or any amounts sought in an unresolved Dispute, the Indemnifying Person shall satisfy its obligations hereunder in cash within twenty (20) days after the Claim Notice.

               15.8. LIMITATION ON LIABILITY. The parties hereto acknowledge and agree that from and after the Closing the sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than any claims relating to a breach of a covenant or agreement under this Agreement which by its terms contemplates performance after the Closing) shall be made pursuant to the provisions of this Section 15, except in the case of fraud or intentional breach or misrepresentation.

               15.9. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless any party: (a) pursuant to Section 15.2.1(b) or 15.3.1(b) shall terminate when the applicable representation or warranty terminates pursuant to Section 15.1; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which an Indemnified Person shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 15.6.1 or 15.6.2 to the Indemnifying Person; and
(b) pursuant to clauses (a) and (c) of Section 15.2.1 or clauses (a) and (c) of Section 15.3.1 shall not terminate.

     16. HART-SCOTT-RODINO FILINGS. Within 30 days' of the execution of this Agreement, each party shall make or cause to be made any and all filings which are required under HSRA with respect to the transactions contemplated by this Agreement, the filing fees for which shall be borne by Buyer, and shall cooperate in the taking of all steps that are necessary, proper or desirable to expedite the preparation and filing of such notification and the furnishing of all information required in connection therewith.

     17.  [RESERVED].

     18.  TERMINATION. This Agreement may be terminated:

               18.1. TERMINATION.

                     18.1.1. BUYER. Subject to Section 21.1, by Buyer if the Closing shall not have occurred on or prior to November 15, 2000 (other than as a result of the failure by Buyer to fully comply in all material respects with its obligations under this Agreement);

                     18.1.2. SELLER. Subject to Section 21.1, by Seller if the Closing shall not have occurred on or prior to November 15, 2000 (other than as a result of the failure by Seller to fully comply in all material respects with its obligations under this Agreement);

                     18.1.3. MUTUAL CONSENT. By mutual consent of Buyer and Seller, which consent may be withheld at the absolute discretion of each such party;

                     18.1.4. BY SELLER UPON BREACH. Subject to Section 21.1, by Seller if: (a) Buyer is in material breach of this Agreement; and (b) Seller is not then in material breach of this Agreement.

                     18.1.5. BY BUYER UPON BREACH. Subject to Section 21.1, by Buyer: if (a) Seller is in material breach of this Agreement; and (b) Buyer is not then in material breach of this Agreement;

                     18.1.6. SELLER OR BUYER. Subject to Section 21.1, by Seller or by Buyer if, at or before the Closing, any condition set forth herein for the benefit of the party seeking termination, shall not have been timely met and cannot be met by the non-termination party thereto or their permitted assigns on or before the Closing Date and has not been waived; PROVIDED, HOWEVER, that neither party, shall be entitled to terminate this Agreement pursuant to the foregoing provision if the failure of any condition set forth herein is caused, in whole or in part, by such parties, material breach of any covenant or agreement hereunder; or

                     18.1.7. OTHER. As otherwise provided herein.

               18.2. EFFECTS OF TERMINATION.

                     18.2.1. SURVIVAL. If this Agreement is validly terminated pursuant to Section 18.1 this Agreement will forthwith become null and void and of no further force or effect, except for the provisions of (a)
Section 21.2 hereof with respect to expenses (b) Section 20 hereof with respect to confidentiality, (c) Section 14 with respect to brokers' fees and
(d) this Section 18.2.1 and (e) Section 15 with respect to indemnification. Nothing in this Section 18.2.1 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                     18.2.2. EVENT OF TERMINATION.

                             (a)  Notwithstanding anything to the contrary
contained in the Agreement, in the event this Agreement is validly terminated by Seller pursuant to Section 18.1.4 hereof, then Buyer shall pay to Seller, within five (5) days of such termination, as liquidated damages, the Deposit Amount (the "Liquidated Damages"), and upon receipt of such payment, neither Seller nor any of her Affiliates, shall have any further recourse against the Buyer, its agents or any of their Affiliates under this Agreement or otherwise. The Seller hereby acknowledges that damages Seller would sustain in the event of any breach of this Agreement by Buyer are difficult or impossible to ascertain. Accordingly, the parties hereto have agreed that Seller sole remedy for any violation by Buyer under this Agreement or otherwise shall be as set forth in this Section 18.2.2 and shall be limited to the Deposit Amount; and

                             (b) The Buyer shall be entitled to receive the
Deposit Amount in the event this Agreement is validly terminated other than pursuant to Section 18.1.4, within five (5) days for the date of termination.

                     18.2.3. INSTRUCTIONS TO ESCROW AGENT. The parties agree that upon termination of this Agreement, they will, within two business days of any such termination, instruct the Deposit Escrow Agent to disburse the Deposit Amount in a manner consistent with Section 18.2.2 above.

     19. SECURITY DEPOSIT. Concurrently with the execution of this Agreement, Buyer has deposited in escrow a cash security deposit of $2,000,000 to secure Buyer's obligations under this Agreement, which deposit shall be governed by the terms and conditions of the Deposit Escrow Agreement.

     20.  COVENANT AGAINST COMPETITION; CONFIDENTIALITY.

               20.1. NON-COMPETITION. Seller hereby agrees that for a period of three (3) years from and after the Closing, she shall not, directly or indirectly, including through any of her Affiliates, in any manner (a) engage in the television station business ("Prohibited Business") within the Buffalo, New York Designated Market Area as measured by Nielsen Media
Research Company, except on behalf of Buyer, (b) induce or attempt to induce any Buyer Employee to leave the employ of WNGS or (c) hire any Buyer Employee.

         In the event that any provision of this Section 20 is deemed to be unenforceable, the remainder of this Section 20 shall not be affected thereby and each provision hereof shall be valid and enforced to the fullest extent permitted by law.

                  20.2. SELLER'S CONFIDENTIALITY. Seller shall and shall cause her respective Affiliates to, at all times from the date hereof until three (3) years after the Closing Date, maintain confidential and not use for any purpose other than the operation of WNGS, any information relating to WNGS (other than information in the public domain not as the result of a breach of this Agreement), its business and operations except: (a) for disclosure to authorized representatives of Buyer; (b) as necessary to the performance of this Agreement;
(c) as authorized in writing by the Buyer; or (d) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; PROVIDED, THAT, prior to disclosing any information pursuant to this clause
(d), the disclosing Person shall have given prior written notice thereof to Buyer and provided Buyer with the opportunity to contest such disclosure at Buyer's expense.

                  20.3. BUYER CONFIDENTIALITY. At all times from the date hereof until three (3) years after the Closing Date in the case of information with respect to Seller and at all times from the date hereof until the earlier of three (3) years from the date hereof and Closing in the case of information with respect to WNGS, Buyer shall keep and cause its Affiliates and agents (collectively, "Buyer's Representatives") to keep all information with respect to Seller and/or WNGS obtained in connection with the negotiation and performance of this Agreement (other than information in the public domain not as the result of a breach of this Agreement) as confidential and shall not disclose, and shall cause Buyer's Representatives not to disclose, such information to any third party (other than Buyer's financing sources or potential financing sources or as may be required in connection with any financing) without Seller's express prior written consent, except: (i) for disclosure to authorized representatives of Seller; (ii) as necessary to the performance of this Agreement; (iii) as authorized in writing by Seller; or (iv) to the extent that disclosure is required by law or the order of any Governmental Authority under color of law; PROVIDED, THAT, prior to disclosing any information pursuant to this clause (iv), the disclosing Person shall have given prior written notice thereof to Seller and provided Seller with the opportunity to contest such disclosure at Seller's expense. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller all confidential information obtained from Seller by Buyer or Buyer's Representatives. Buyer shall advise any third party to whom disclosure of confidential information is made hereunder of the confidential nature of such information and shall request that the confidentiality of such information be preserved.

         21. MISCELLANEOUS.

                  21.1. GRACE PERIOD.

                           21.1.1. DEFAULT GRACE PERIOD. Notwithstanding any
other provision of this Agreement, if a default by any party hereto can be cured or a condition satisfied within fifteen (15) business days after the time initially fixed for Closing as set forth herein, then the Closing Date shall be extended for the period (not to exceed fifteen (15) business days) required for such party to make such cure or satisfaction; PROVIDED, THAT, such default does not, and would not reasonably be expected to, have a material adverse effect on WNGS, the Broadcasting Assets or Buyer. If such cure or satisfaction cannot be, or is not, completed within fifteen (15) business days after such initial time, then the rights of the parties shall be governed by the applicable provisions of this Agreement.

                           21.1.2. FINAL ORDER GRACE PERIOD. Notwithstanding
anything to the contrary contained herein, in the event that the FCC Consent shall have been obtained but the FCC Consent shall not have become a Final Order on or prior to November 15, 2000, then such date shall be extended by forty-five
(45) days.

                    21.2. COSTS, EXPENSES, ETC. Except as provided elsewhere herein, each of the parties hereto shall bear all costs and expenses incurred by it in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. The payment of all sales, use, transfer or similar Taxes, documentation stamps, or other similar charges imposed by any and all Governmental Authorities with respect to the transfer of title to the Broadcasting Assets shall be borne by Seller or Buyer, in accordance with local custom. Any income or gain Taxes shall be borne by Seller. All recording costs and fees incurred in connection with clearing and removing any liens and Encumbrances including costs incurred so as to permit Seller to convey good and marketable title to the Broadcasting Assets free and clear of all Encumbrances, shall be the responsibility of Seller.

                  21.3. FURTHER ASSURANCES. Each party shall, from time to time, upon the request of another party, execute, acknowledge and deliver to the other party such other documents or instruments, and take any and all actions as are reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement.

                  21.4. NOTICE OF PROCEEDINGS. Each party will promptly and in any case within five (5) business days notify the other parties in writing upon becoming aware of any labor organization drive or any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any Governmental Authority of its intention to institute an investigation into, or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

                  21.5. BULK SALES LAW. Buyer waives compliance by Seller with the provisions of bulk sales and similar laws applicable to this transaction, if any; PROVIDED, HOWEVER, that any loss, liability, obligation or cost suffered by Buyer as a result of the failure by Seller to comply therewith shall be borne by Seller and that Seller shall indemnify Buyer and hold Buyer harmless therefrom.

                  21.6. NOTICES. Any notice, request, demand or consent required or permitted to be given under this Agreement shall be in writing (including telexes, telecopies, facsimile transmissions and similar writings) and shall be effective when transmitted and confirmation of receipt is obtained for telexes, telecopies, facsimile transmissions and similar writings; when delivered personally; one day after sent by recognized overnight courier; and five days after sent by mail, first class, postage prepaid, registered mail, return receipt requested; in each case to the following address or telephone number, as applicable:

         If to Seller to:      Caroline K. Powley
                               9279 Dutch Hill Valley Road
                               West Valley, New York
                               Attention:  Caroline K. Powley
                               Telephone:  (716) 942-3000
                               Telecopier: (716) 942-3010
     with copies to:           McQuaid, Metzler, Bedford & Van Zandt, L.L.P.
                               221 Main Street
                               16th Floor
                               San Francisco, California 94105-1936
                               Attention:  Roger J. Metzler
                               Telephone:  (415) 905-0200
                               Telecopier: (415) 905-0202


     If to Buyer:              Granite Broadcasting Corporation
                               767 Third Avenue
                               34th Floor
                               New York, New York 10017
                               Attention:  W. Don Cornwell, Chairman
                                           and Chief Executive Officer
                               Telephone:  (212) 826-2530
                               Telecopier: (212) 826-2858

     with copies to:           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               1333 New Hampshire Avenue, N.W.
                               Suite 400
                               Washington, D.C. 20036
                               Attention:  Russell W. Parks, Jr.
                               Telephone:  (202) 887-4000
                               Telecopier: (202) 887-4288

or at such other address as either party shall specify by notice to the other.

                  21.7. HEADINGS AND ENTIRE AGREEMENT; AMENDMENT. The section and subsection headings do not constitute any part of this Agreement and are inserted herein for convenience of reference only. This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, modified or changed orally, and no provision hereof may be waived, except only in writing signed by the party against whom enforcement of any amendment, modification, change, waiver, extension or discharge is sought.

                  21.8. WAIVER. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

                  21.9. BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assignable except with the prior written consent of the other party which may be withheld for any reason; PROVIDED, HOWEVER, that Buyer may assign this Agreement, in whole or in part, to any direct or indirect wholly owned subsidiary of Buyer provided such assignment shall not relieve Buyer of its obligations under this Agreement and such assignment application does not cause a material delay in obtaining the FCC Consent.

                  21.10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

                  21.11. EXHIBITS, SCHEDULES AND ATTACHMENTS. The Exhibits, Schedules and attachments attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions in this Agreement shall control.

                  21.12. RIGHTS CUMULATIVE. Except as set forth herein, all rights, powers and remedies herein given to the parties hereto are cumulative and not alternative, and are in addition to all statutes or rules of law.

                  21.13. GOVERNING LAW. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

                  21.14. SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

                  21.15. THIRD PARTY RIGHTS. Except as expressly provided in
Section 15 hereof with respect to Buyer Indemnitees and Seller Indemnitees, nothing in this Agreement (including the Schedules, Exhibits and other attachments hereto, or any ancillary agreement, instrument or document contemplated hereby or relating hereto) shall be deemed to create any right with respect to any Person or property not a party to this Agreement.

                  21.16. PRESS RELEASES. Except as otherwise required by law, Buyer and Seller shall: (a) prior to the issuance of any press release relating to the transactions contemplated by this Agreement, submit to and consult with the other party with respect to such press release; and (b) use its best efforts to characterize the other party, in any other public statements made by the party making such statement about the other party, on substantially the same basis as in any press release made by the party making such statement. No Affiliate of any party shall be permitted to issue a press release relating to the transactions contemplated hereby.

                    21.17. SPECIFIC PERFORMANCE. Each party acknowledges that, notwithstanding any other provision of this Agreement, the damages that Buyer would sustain in the event of any violation of the provisions of this Agreement are difficult or impossible to ascertain and that the remedy of indemnity payments pursuant to Section 15 and other remedies at law would be inadequate. Accordingly, the parties hereby agree that Buyer shall be entitled, in addition to any other remedy or damages available to it in the event of any such violation, to equitable relief, including specific performance and injunctive relief with respect to any breach or attempted breach.

                  21.18. RIGHT TO PAYMENTS. If any party (the "Initial Recipient") hereto receives any payments that another party (the "Proper Recipient") is entitled to hereunder, the Initial Recipient shall promptly notify the Proper Recipient of receipt of, and within ten (10) business days transfer to the Proper Recipient, such payments.

     IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

                                        GRANITE BROADCASTING CORPORATION

                                        By: /s/ W. DON CORNWELL
                                           ------------------------------------
                                           W. Don Cornwell, Chairman and
                                           Chief Executive Officer

                                           /s/ CAROLINE K. POWLEY
                                           ------------------------------------
                                           Caroline K. Powley

     THE UNDERSIGNED, being the spouse of Caroline K. Powley, does hereby consent to each and all of the transactions contemplated in this Agreement and guarantees each of Seller's obligations hereunder.

                                          /s/ WILLIAM. M. SMITH
                                          -------------------------------------
                                          William M. Smith

                                   APPENDIX A

         "ACCOUNTS RECEIVABLE" means billed trade accounts receivable of Seller as of the Effective Time for services rendered or products delivered or used on or prior to that time for the benefit of WNGS and listed on a Schedule to be delivered by Seller to Buyer within two (2) business days after the Closing Date.

         "ADR PROCEDURE" has the meaning set forth in Section 15.6.2 hereof.

         "ADR SERVICE" has the meaning set forth in Section 15.6.2 hereof.

         "AFFILIATE" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person, and, if such Person is an individual, any member of the family (including any parent, sibling, spouse or child) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with," shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise)).

         "AFFILIATED TRANSACTION" has the meaning set forth in Section 4.16 hereof.

         "AGREED AMOUNT" has the meaning set forth in Section 15.6.2 hereof.

         "AGREEMENT" means this Asset Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.


         "APPRAISAL" has the meaning set forth in Section 2.2.5 hereof.

         "ASSUMED OBLIGATIONS" has the meaning set forth in Section 2.4.2 hereof.

         "BASE PURCHASE PRICE" has the meaning set forth in Section 2.2.1 hereof.

         "BROADCASTING ASSETS" means all real, personal and mixed assets, both tangible and intangible (including the business of WNGS as a "going concern"), of every kind, nature and description whether or not carried or reflected on the books of WNGS, Used in connection with the business and operations of WNGS, other than the Excluded Assets (as hereinafter defined), which are expressly excluded from the definition of Broadcasting Assets, and except as otherwise provided in this Agreement, Broadcasting Assets shall include all such assets existing on the date of this Agreement and all such assets acquired between the date hereof and the Closing Date, including, without limitation:

         (a) all real property, leasehold interests, estates and improvements of every kind and description (other than Excluded Assets), together with all buildings, structures and improvements of every nature located thereon, Used in connection with the business and operations of WNGS;

         (b) all broadcasting and other equipment, office furniture and other tangible personal property of every kind and description Used in connection with the business and operations of WNGS on the date hereof, including without limitation the assets set forth in SCHEDULE 1-B hereto;

         (c) all Contracts (as herein defined), other than Excluded Assets, on the date hereof, including without limitation those contracts, agreements and commitments set forth on SCHEDULE 1-C (NETWORK AFFILIATION AGREEMENTS AND OTHER CONTRACTS OF WNGS) hereto;

         (d) (i) all WNGS Licenses and (ii) any other permits, certificates, consents, approvals, licenses and authorizations issued or granted by any Governmental Authority or any other Person Used in connection with the business or operations of WNGS as of the date hereof and any applications therefor, as set forth in SCHEDULE 1-D hereto;

         (e) all files, lists, tapes and books and records, including all FCC logs, of or relating to WNGS;

         (f) all franchises, trademarks, patents, tradenames, service marks, promotional materials, slogans, intellectual property rights and interests, call letters, copyrights in literary property of any kind, know-how, jingles and privileges, if any, Used in connection with the business and operations of WNGS as of the date hereof;

         (g) all rights and claims relating to any other Broadcasting Asset, including all guarantees, warranties, indemnities and similar rights in respect of any other Broadcasting Asset; and

         (h) all of the prepaid expenses useful to Buyer in the operation of WNGS after the Effective Time.


         "BUYER" has the meaning set forth in the recitals hereto.

         "BUYER'S EMPLOYEES" has the meaning set forth in Section 10.2.1 hereof.

         "BUYER'S INDEMNITEES has the meaning set forth in Section 15.2.1 hereof.

         "BUYER'S REPRESENTATIVES" has the meaning set forth in Section 20.3 hereof.

         "CABLE ACT REQUIREMENTS" has the meaning set forth in Section 4.20(b) hereof.

         "CLAIMED AMOUNT" has the meaning set forth in section 15.6.2 hereof.

         "CLAIM NOTICE" has the meaning set forth in Section 15.6.2 hereof.

         "CLOSING" means the consummation of the purchase, assignment and sale of the Broadcasting Assets as contemplated hereby.

         "CLOSING DATE" means a time and business date to be selected by Buyer, which date shall occur between: (i) two business days after the date on which the conditions specified in Section 7 hereof (excluding conditions that by their terms cannot be satisfied until Closing) shall have been met or waived by the beneficiary thereof; and (ii) subject to the provisions of Section 21.1 hereof, November 15, 2000, unless Buyer and Seller mutually agree to a different time and date.

         "CLOSING PLACE" means the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1333 New Hampshire Avenue, N.W., Suite 400, Washington, D.C. 20036 or such other place as the Buyer and Seller may agree.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, as in effect from time to time.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, The Telecommunications Act of 1996 and the Children's Television Act, and the rules, regulations and policies promulgated thereunder, as in effect from time to time.

         "COMPETING APPLICATIONS" has the meaning set forth in Section 3.4 hereof.

         "CONTRACTS" has the meaning set forth in Section 4.8 hereof.

         "CONTROLLING PARTY" has the meaning set forth in Section 15.6.1 hereof.

         "DAMAGES" has the meaning set forth in Section 15.2.1 hereof.

         "DEPOSIT" has the meaning set forth in the recitals hereto.

         "DEPOSIT AMOUNT" means the amount of the Deposit plus accrued interest thereon minus the fees and expenses of the Deposit Escrow Agent, if any.

         "DEPOSIT ESCROW AGENT" means the Escrow Agent (as defined in the Deposit Escrow Agreement).

         "DEPOSIT ESCROW AGREEMENT" means the Deposit Escrow Agreement in the form attached hereto as EXHIBIT A.

         "DISPUTE" has the meaning set forth in Section 15.6.2 hereof.

         "DTV APPLICATION" has the meaning set forth in Section 3.2 hereof.

         "DTV AUTHORIZATION" has the meaning set forth in Section 6.3(b) hereof.

         "EFFECTIVE TIME" means 11:59 p.m. on the Closing Date.

         "EMPLOYEE PLAN" has the meaning set forth in Section 4.10 hereof.

         "ENCUMBRANCES" means all mortgages, security interests, pledges, claims, liens, charges, covenants, easements, rights of way, restrictions, encroachments, leases, occupancies, tenancies, options, preemptive purchase or other rights or any other encumbrances whatsoever.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect from time to time.

         "ERISA AFFILIATE" has the meaning set forth in Section 4.10 hereof.

         "ESTIMATED PURCHASE PRICE" has the meaning set forth in Section 2.2.4 hereof.

         "EXCLUDED ASSETS" means: (a) Accounts Receivable; (b) cash on hand and in bank accounts that relate exclusively to the operation of WNGS prior to the Closing Date; and (c) any Contract, WNGS Benefit Plan, agreement or asset listed on SCHEDULES 1-F OR 4.10 hereto.

         "FCC" has the meaning set forth in the recitals hereto.

         "FCC APPLICATIONS" has the meaning set forth in Section 3.2 hereof.

         "FCC CONSENT" has the meaning set forth in Section 3.3 hereof.

         "FCC DENIAL" has the meaning set forth in Section 3.4 hereof.

         "FINAL ORDER" means an order of the FCC granting its consent to the applications referred to in Section 3.2 below, which order has become final. For purposes of this Agreement, "final" shall mean action by the FCC: (a) which has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended;
(b) with respect to which no timely appeal, request for stay, request or petition for rehearing, reconsideration or review by any Person or Governmental Authority or by the FCC on its motion, is pending; and (c) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion, has expired.

         "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of determination, and which are consistently applied.

         "GOVERNMENTAL AUTHORITY" means any court or federal, state, municipal or other governmental or quasi-governmental authority, department, commission, board, agency or instrumentality, foreign or domestic, or any employee or agent thereof.

         "HSRA" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder, as in effect from time to time.

         "INDEMNIFIED PERSON" has the meaning set forth in Section 15.6.1 hereof.

         "INDEMNIFYING PERSON" has the meaning set forth in Section 15.6.1 hereof.

         "INDEMNITY BASKET" has the meaning set forth in Section 15.2.2 hereof.

         "INITIAL DTV APPLICATION" has the meaning set forth in Section 4.13 hereof.

         "INITIAL RECIPIENT" has the meaning set forth in Section 21.18 hereof.

         "INSURANCE DEFICIENCY" has the meaning set forth in Section 11.2 hereof.

         "LIABILITIES" means all obligations, indebtedness, commitments, and other items constituting "liabilities" under GAAP, whether direct or indirect, absolute, accrued, contingent, or otherwise, or due or to become due, asserted or unasserted, matured or unmatured.

         "LICENSE APPLICATION" has the meaning set forth in Section 4.7.2(a) hereof.

         "LIQUIDATED DAMAGES" has the meaning set forth in Section 18.2.2(a).

         "MARKET CABLE SYSTEM" means any U.S. cable television system within WNGS's market, as defined in 47 C.F.R. Section 76.55(e).

         "MATERIAL ADVERSE EFFECT" means any material and adverse effect upon the business, assets, prospects, liabilities, financial condition, rights or results of operations of WNGS or the Broadcasting Assets, or upon the ability of Seller to perform in any material respect its respective obligations under this Agreement.

         "MODIFICATION APPLICATION" has the meaning set forth in Section 4.7.2(b) hereof.

         "MODIFICATION AUTHORIZATION" has the meaning set forth in Section 3.1 hereof.

         "NON-CONTROLLING PARTY" has the meaning set forth in Section 15.6.1 hereof.

         "PERMITTED ENCUMBRANCES" means (a) Encumbrances expressly identified as Permitted Encumbrances on SCHEDULE 4.5.1 and (b) Encumbrances expressly identified as Permitted Encumbrances on SCHEDULE 4.5.2 hereto.

         "PERSON" shall mean any natural person, corporation, partnership, limited liability company, firm, joint venture, joint-stock company, trust, association, unincorporated entity of any kind, trust, governmental or regulatory body or other entity.

         "PRE-CLOSING INCURRED OBLIGATIONS" has the meaning set forth in Section 2.2.3(a) hereof.

         "PRE-CLOSING PAID OBLIGATIONS" has the meaning set forth in Section 2.2.3(a) hereof.

         "PROHIBITED BUSINESS" has the meaning set forth in Section 20.1 hereof.

         "PROPER RECIPIENT" has the meaning set forth in Section 21.18 hereof.

         "PRORATED OBLIGATIONS" has the meaning set forth in Section 2.2.3(a) hereof.

         "PRORATION STATEMENT" has the meaning set forth in Section 2.2.3(a) hereof.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2.1 hereof.

         "RCRA" means the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901 - 6992K, and the regulations thereunder, as in effect from time to time.

         "RECEIVABLE EXPENSE" has the meaning set forth in Section 2.3 hereof.

         "RELEVANT PROPERTY" has the meaning set forth in Section 4.18.3 hereof.

         "RELOCATION APPLICATION" has the meaning set forth in Section 3.2 hereof.

         "RELOCATION AUTHORIZATION" has the meaning set forth in Section 7.1.12 hereof.

         "RELOCATION CONSENT" has the meaning set forth in Section 3.3 hereof.

         "REPAIR COST" has the meaning set forth in Section 11.2 hereof.

         "RESPONSE" has the meaning set forth in Section 15.6.2 hereof.

         "RETAINED LIABILITIES" means all Liabilities, commitments or other obligations of WNGS, Seller or any of her Affiliates of any kind and nature, whether direct or indirect, absolute, accrued, contingent or otherwise, or due or to become due, asserted or unasserted, matured or unmatured, other than Assumed Obligations, including (a) any severance pay arising in connection with Seller's or any of her Affiliates' employment or termination of any current or former employee of WNGS, Seller or any of her Affiliates; (b) any claim made pursuant to the Worker Adjustment and Retraining and Notification Act arising in connection with Seller's or any of her Affiliates' employment or termination of any current of former employees of WNGS, Seller or any of her Affiliates; (c) claims or Liabilities arising by reason of or relating to any failure of Seller or her Affiliates to comply with Code Section 4980B or Part 6 of Title I of ERISA or the New York Insurance Code or any other similar statute; and (d) any Receivable Expenses.

         "SELLER" has the meaning set forth in the recitals hereto.

         "SELLER INDEMNITEES" has the meaning set forth in Section 15.3.1 hereof.

         "STUDY" has the meaning set forth in Section 17.1 hereof.

         "TAX" or "TAXES" means all federal, state, local, foreign and other taxes, including but not limited to capital gains, income, estimated income, franchise, gross receipts, employment, license, payroll, excise, stamp, social security, Medicare, unemployment, real property, personal property, sales, use, transfer and withholding taxes, including interest, penalties and additions in connection therewith, whether disputed or not.

         "TAX AFFILIATE" means, with respect to any individual, such individual's spouse and any Person that is controlled by or under common control with such individual or such individual's spouse. As used in this definition, "controlled by" and "under common control with" have the meanings given such terms in the definition of "Affiliate" herein.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 15.6.1 hereof.

         "TOWER" has the meaning set forth in Section 4.6 hereof.

         "TOWER SPACE LEASE" means the lease governing the lease of space on the Tower by Buyer after the Closing, substantially in the form of EXHIBIT B hereto.

         "TOWER PROPERTY" means the Tower and the real property on which the Tower is located.

         "TRADE AGREEMENTS" has the meaning set forth in Section 2.2.2 hereof.

         "UPN" means The United Paramount Network.

         "USED" means (i) owned, (ii) leased, (iii) held and used or (iv) held and useful to, in each case, by Seller or one of her Affiliates.

         "USTS" has the meaning set forth in Section 4.18.1 hereof.

         "WNGS" has the meaning set forth in the recitals hereto.

         "WNGS BENEFIT PLANS" has the meaning set forth in Section 4.10 hereof.

         "WNGS EMPLOYEES" has the meaning set forth in Section 4.19.2 hereof.

         "WNGS LICENSES" means all licenses, permits and authorizations issued or granted by the FCC for the ownership and operation of WNGS and all applications therefor, all of which are listed in SCHEDULE 1-D hereto, together with any renewals, extensions or modifications thereof and additions thereto and any licenses, permits or authorizations issued or granted pursuant to any such applications between the date hereof and the Closing Date.

                                 SIDE AGREEMENT

         Reference is made to Section 6.4 of the Asset Purchase Agreement between Caroline K. Powley and Granite Broadcasting Corporation, dated as of November 12, 1999 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined are as defined in the Purchase Agreement.

         Buyer and Seller hereby agree to extend the period to allow Buyer to complete its due diligence review of the business, operations and affairs of WNGS by extending Buyer's due diligence termination right date in the first sentence of Section 6.4 from January 5, 2000 to January 15, 2000.

Dated:  January 5, 2000

                                 GRANITE BROADCASTING CORPORATION

                                 By:    /s/ LAWRENCE I. WILLS
                                    -----------------------------------------
                                 Name: Lawrence I. Wills
                                 Title: Vice President - Finance and Controller

                                /s/ Caroline K. Powley
                                ----------------------------------------------
                                Caroline K. Powley

                      AMENDMENT NO. 1 TO PURCHASE AGREEMENT

         Reference is made to Section 6.4 of the Asset Purchase Agreement between Caroline K. Powley and Granite Broadcasting Corporation, dated as of November 12, 1999 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined are as defined in the Purchase Agreement.

         The second sentence of Section 6.4 is hereby amended and restated as follows:

         "Notwithstanding and without limiting the foregoing, Buyer may terminate this Agreement at any time prior to February 7, 2000, if Buyer is not satisfied that it will obtain necessary authorizations for, or be able to commence in a timely manner, digital operations of WNGS on channel 46 at a transmitter site and with transmitter power output, transmitting antenna height and other technical parameters satisfactory to Buyer."

Dated:  January 14, 2000

                                    GRANITE BROADCASTING CORPORATION

                                    By:/s/ W. DON CORNWELL
                                      ------------------------------------
                                    Name: W. Don Cornwell
                                        ---------------------------------
                                    Title: Chief Executive Officer
                                          --------------------------------


                                    /s/ CAROLINE K. POWLEY
                                    --------------------------------------
                                    Caroline K. Powley

                      AMENDMENT NO. 2 TO PURCHASE AGREEMENT

         Reference is made to Section 6.4 of the Asset Purchase Agreement between Caroline K. Powley and Granite Broadcasting Corporation, dated as of November 12, 1999, and as amended by Amendment No. 1 dated as of January 14, 2000 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined are as defined in the Purchase Agreement.

         The second sentence of Section 6.4 is hereby amended and restated as follows:

         "Notwithstanding and without limiting the foregoing, Buyer may terminate this Agreement at any time prior to February 21, 2000, if Buyer is not satisfied that it will obtain necessary authorizations for, or be able to commence in a timely manner, digital operations of WNGS on channel 46 at a transmitter site and with transmitter power output, transmitting antenna height and other technical parameters satisfactory to Buyer."

         This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

Dated:  February 4, 2000

                                      GRANITE BROADCASTING CORPORATION

                                      By:/s/ LAWRENCE I. WILLS
                                         -------------------------------------
                                      Name: Lawrence I. Wills
                                          ------------------------------------
                                      Title: Vice President - Finance
                                      and Controller

                                      /s/ CAROLINE K. POWLEY
                                      ------------------------------------
                                      Caroline K. Powley

                      AMENDMENT NO. 3 TO PURCHASE AGREEMENT

         Reference is made to Section 6.4 of the Asset Purchase Agreement between Caroline K. Powley and Granite Broadcasting Corporation, dated as of November 12, 1999, as amended by Amendment No. 1 dated as of January 14, 2000 and as amended by Amendment No. 2 dated as of February 4, 2000 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined are as defined in the Purchase Agreement.

         The second sentence of Section 6.4 is hereby amended and restated as follows:

         "Notwithstanding and without limiting the foregoing, Buyer may terminate this Agreement at any time prior to March 20, 2000, if Buyer is not satisfied that it will obtain necessary authorizations for, or be able to commence in a timely manner, digital operations of WNGS on channel 46 at a transmitter site and with transmitter power output, transmitting antenna height and other technical parameters satisfactory to Buyer."

         This Amendment No. 3 may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

Dated:  February 18, 2000

                                          GRANITE BROADCASTING CORPORATION

                                           By:/s/ LAWRENCE I. WILLS
                                             ----------------------------------
                                           Name: Lawrence I. Wills
                                               ---------------------------------
                                           Title: Vice President - Finance
                                           and Controller

                                           /s/ CAROLINE K. POWLEY
                                           ------------------------------------
                                           Caroline K. Powley

                      AMENDMENT NO. 4 TO PURCHASE AGREEMENT

         Reference is made to Section 6.4 of the Asset Purchase Agreement between Caroline K. Powley and Granite Broadcasting Corporation, dated as of November 12, 1999, as amended by Amendment No. 1 dated as of January 14, 2000, by Amendment No. 2 dated as of February 4, 2000, and by Amendment No. 3 dated as of February 18, 2000 (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined are as defined in the Purchase Agreement.

         The second sentence of Section 6.4 is hereby amended and restated as follows:

         "Notwithstanding and without limiting the foregoing, Buyer may terminate this Agreement at any time prior to April 17, 2000, if Buyer is not satisfied that it will obtain necessary authorizations for, or be able to commence in a timely manner, digital operations of WNGS on channel 46 at a transmitter site and with transmitter power output, transmitting antenna height and other technical parameters satisfactory to Buyer."

         This Amendment No. 4 may be executed in counterparts, each of which shall be deemed an original, but which taken together shall constitute one agreement.

Dated:  March 16, 2000

                                      GRANITE BROADCASTING CORPORATION

                                      By:/s/ LAWRENCE I. WILLS
                                         -----------------------------------
                                      Name: Lawrence I. Wills
                                          -----------------------------------
                                      Title: Vice President - Finance
                                      and Controller


                                      /s/ CAROLINE K. POWLEY
                                       ------------------------------------
                                      Caroline K. Powley